UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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Constellation Energy Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAYO A. SHATTUCK III	Constellation Energy Group, Inc.
Chairman of the Board	750 East Pratt Street
Baltimore, Maryland 21202

May 15, 2008

Dear Shareholder:

You are invited to attend our annual meeting of shareholders to be held on Friday, July 18, 2008, at 9:00 a.m. in the Sky Lobby Conference Room, 750 East Pratt Street, in downtown Baltimore. Enclosed is our 2007 Annual Report for your review.

At the meeting, shareholders will be voting on the following business matters: the election of directors, the ratification of our independent registered public accounting firm for 2008 and the approval of an amendment to our charter to increase the number of authorized shares of common stock from 250 million to 600 million. Please consider the issues presented and vote your shares as promptly as possible.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete your proxy card and return it to us to ensure that your vote is counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of Constellation Energy.

Sincerely,

Mayo A. Shattuck III

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Notice of Annual Meeting of Shareholders

To the Owners of Common Stock of

Constellation Energy Group, Inc.:

Our annual meeting of shareholders will be held on Friday, July 18, 2008 at 9:00 a.m., in the Sky Lobby Conference Room, 750 East Pratt Street, Baltimore, Maryland to:

1.	elect directors,

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008,

3.	approve an amendment to our charter to increase the number of authorized shares of common stock from 250 million to 600 million, and

4.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the director nominees, ratification of the independent registered public accounting firm and approval of the charter amendment.

We discuss the above business matters in more detail in the attached Proxy Statement.

Only holders of record of our common stock at the close of business on April 28, 2008 will be entitled to vote.

Charles A. Berardesco

Vice President and Corporate Secretary

May 15, 2008

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on July 18, 2008:

The Proxy Statement and 2007 Annual Report are available at

www.constellation.com/proxymaterials

Constellation Energy Group, Inc.

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

Holders of record of our common stock who owned shares as of the close of business on April 28, 2008 may vote at the meeting. Each share has one vote. There were             shares of common stock outstanding on that date.

When were the enclosed solicitation materials first given to shareholders?

The enclosed Annual Report and proxy card, together with the Notice of Annual Meeting and Proxy Statement, will be first sent, or given, to shareholders on or about May 15, 2008.

What is a quorum of shareholders?

A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were             shares of common stock outstanding on April 28, 2008, the presence of holders of             shares is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of shareholders is present at the meeting, we need the affirmative vote of:

•	a majority of all the votes cast to elect each director nominee (the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” a director nominee),

•	a majority of all the votes cast to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and

•	a majority of all the votes entitled to be cast to approve the charter amendment.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, abstentions and broker non-votes will not have any effect on the results of the votes.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders. If you plan on attending the annual meeting in person and need directions to the meeting site, please contact Investor Relations at (410) 470-6440 or investorrelations@constellation.com.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients’ unvoted shares on certain routine matters. The matters covered by

Proposal Nos. 1, 2 and 3 are considered routine matters under the rules of the New York Stock Exchange. Therefore, if you do not vote on one or more of these proposals, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm so that your vote will be cast.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common shares may be voted at the annual meeting even if the holders do not attend the meeting.

How will my proxy vote my shares?

If you properly sign and return your proxy card or voting instructions form, your shares will be voted as you direct. If you sign and return your proxy card or voting instructions form but do not specify how you want your shares voted, they will be voted “FOR” the election of each director nominee, “FOR” the ratification of the appointment of our independent registered public accounting firm and “FOR” the approval of the charter amendment. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

How do I vote using my proxy card?

There are three steps.

1.	Vote on each of the matters as follows:

•	Item 1. The names of the director nominees are listed on your proxy card. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote) for each nominee.

•	Items 2 and 3. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your proxy card if you plan to attend the annual meeting.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy and decide to attend the annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or through our employee savings plans. Your broker or the plan trustee will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions form you receive and mail it to the address shown on the proxy card or form. If employee savings plan participants do not vote their shares, the plan trustee will vote the shares in the same proportion as the trustee was instructed to vote shares for which it received voting instructions forms.

How can I get only one copy of the Annual Report sent to my home if I currently receive multiple copies?

You may be receiving multiple copies of the Annual Report because you have more than one account, each registered differently with the same mailing address. To receive only one Annual Report you may:

write to:	-or-	call:
American Stock Transfer & Trust Company		1-800-258-0499
Attn: Shareholder Services
59 Maiden Lane
New York, NY 10038

How do I change previous instructions to send only one Annual Report to my home?

Simply call the number noted above or notify our transfer agent at the address indicated in the previous question that you want to receive an Annual Report for each of your accounts (your stock account numbers must be included in the notification).

How do I change my vote?

You may change your vote at any time before the annual meeting by:

•	notifying Charles A. Berardesco, Corporate Secretary, in writing at 750 East Pratt Street, 17th Floor, Baltimore, MD 21202, that you are changing your vote; or

•	completing and sending in another proxy card or voting instructions form with a later date; or

•	attending the annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Georgeson Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $8,000, plus out-of-pocket expenses. Constellation Energy pays the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1:    Election of Directors

Each of the thirteen current members of the Board of Directors has been nominated by the Board of Directors for election as a director at the 2008 annual meeting to serve until the 2009 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board reduces the number of directors. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2:    Ratification of PricewaterhouseCoopers LLP as Independent Registered Public   Accounting Firm for 2008

This proposal is to ratify our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. See Proposal No. 2 on page 51. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 3:    Approval of Amendment to Charter to Provide for Increase in Authorized   Shares

This proposal is to approve an amendment to our charter to increase the number of authorized shares of common stock from 250 million to 600 million. See Proposal No. 3 on page 53. The Board of Directors recommends a vote “FOR” this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•

if any shareholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Vote Required; Recommendation of the Board of Directors

Directors are elected by a majority of the votes cast (number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

If any current director nominee is not elected at the annual meeting by a majority of the votes cast, under Maryland law the director would continue to serve on the Board of Directors as a “holdover director” until the director’s successor is elected and qualified. However, under our Corporate Governance Guidelines, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the offer of resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who offers to resign will not participate in the decision of the Board of Directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

DIRECTOR NOMINEES

Yves C. de Balmann, age 61, a director since July 2003, has been Co-Chairman of Bregal Investments LP (a private equity investing firm) since September 2002. He was Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. He is also a director of ESI Group, a technology company based in France.

Douglas L. Becker, age 42, a director since April 1999, has been Chairman and Chief Executive Officer of Laureate Education, Inc. (a company in the education industry) (formerly Sylvan Learning Systems, Inc.) since February 2000. He is also Founder and Principal of Sterling Capital Partners, an investment company. Mr. Becker was a director of Baltimore Gas and Electric Company (BGE) from October 1998 to April 1999.

Ann C. Berzin, age 56, a director since February 2008, has been a private investor since 2001. From 1992 to 2001, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (an insurer of municipal bonds and structured finance obligations). Ms. Berzin is a director of Ingersoll-Rand Company Ltd. and Kindred Healthcare, Inc.

James T. Brady, age 67, a director since May 1999, has been the Managing Director—Mid-Atlantic of Ballantrae International, Ltd. (a management consulting firm) since January 2000, and is the former secretary of the Maryland Department of Business & Economic Development, where he served from 1995 to 1998. He was also a managing partner of Arthur Andersen LLP from 1985 to 1995. Mr. Brady is a director of McCormick & Company, Inc., T. Rowe Price Group, Inc. and NexCen Brands, Inc. Mr. Brady was a director of Constellation Enterprises, Inc. from March 1998 to May 1999.

Edward A. Crooke, age 69, a director since April 1999, retired as Vice Chairman of Constellation Energy and BGE in December 2001 and has been retired since that time. He also is a director of AEGIS Insurance Services, Inc., Associated Electric & Gas Insurance Services, Limited and Baltimore Equitable Society. Mr. Crooke was a director of BGE from 1988 to April 1999.

James R. Curtiss, age 54, a director since April 1999, was a partner in the law firm of Winston & Strawn LLP from 1993 to April 2008, and has been retired since that time. From 1988 to 1993, he served as a Commissioner of the United States Nuclear Regulatory Commission. He is also a director of Cameco Corporation (owner and operator of uranium mines). Mr. Curtiss was a director of BGE from 1994 to April 1999.

Freeman A. Hrabowski, III, age 57, a director since April 1999, has been President of the University of Maryland Baltimore County since 1993. He is also a director of the Baltimore Equitable Society and McCormick & Company, Inc. Dr. Hrabowski was a director of BGE from 1994 to April 1999.

Nancy Lampton, age 65, a director since April 1999, has been Chairman and Chief Executive Officer of American Life and Accident Insurance Company of Kentucky since 1971 and has been Chairman and Chief Executive Officer of its holding company, Hardscuffle, Inc., since January 2000. She is also a director of DNP Select Income Fund, Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. Ms. Lampton was a director of BGE from 1994 to April 1999.

Robert J. Lawless, age 61, a director since January 2002, has been Chairman of the Board of McCormick & Company, Inc. (a company in the food manufacturing industry) since January 1997, having also served as President until December 2006 and Chief Executive Officer until January 2008. He is also a director of Baltimore Life, Inc.

Lynn M. Martin, age 68, a director since October 2003, has been President of The Martin Hall Group LLC (a human resources consulting firm) since January 2005. From 1993 to October 2005, Ms. Martin was an Advisor to Deloitte & Touche LLP. Ms. Martin served as United States Secretary of Labor from 1991 to 1993. Prior to her tenure as Secretary of Labor, she was a member of the United States House of Representatives from 1981 to 1991. She is also a director of The Procter & Gamble Company, Ryder System, Inc., AT&T Inc. and various funds of The Dreyfus Corporation.

Mayo A. Shattuck III, age 53, a director since May 1999, has been Chairman of Constellation Energy since July 2002 and President and Chief Executive Officer since November 2001. Mr. Shattuck also served as Chairman of the Board of Directors of BGE from July 2002 to April 2007. He is also a director of Capital One Financial Corporation, Gap, Inc., the Edison Electric Institute, the Nuclear Energy Institute and the Institute of Nuclear Power Operations.

John L. Skolds, age 57, a director since November 2007, served as Executive Vice President of Exelon Corporation and President of Exelon Energy Delivery from December 2003 until his retirement in September 2007, and has been retired since that time. He also served as President of Exelon Generation from March 2005 to September 2007. From March 2002 to December 2003, Mr. Skolds served as Senior Vice President of Exelon Corporation and President and Chief Nuclear Officer of Exelon Nuclear.

Michael D. Sullivan, age 68, a director since April 1999, is a private investor, and is a Co-Founder and has been Chairman of the Board of Life Source, Inc. (a company in the nutritional supplements industry) since March 2001. He also has been Chairman of the Board of ADVANCARE Health Care, LLC (a company in the home health care industry) since January 2006. Mr. Sullivan was a director of BGE from 1992 to April 1999.

DETERMINATION OF INDEPENDENCE

A majority of Constellation Energy’s directors are required to be independent in accordance with New York Stock Exchange (NYSE) listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with Constellation Energy. When assessing the materiality of a director’s relationship with Constellation Energy, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with Constellation Energy and shall not be deemed to be an independent director if:

•

the director has been an employee of Constellation Energy or any of its affiliated entities at any time since January 1, 2005, or an immediate family member of the director has been an executive officer of Constellation Energy or any of its affiliated entities at any time since January 1, 2005; provided that employment of a director as an interim chairman of the Board of Directors or chief executive officer or other executive officer of Constellation Energy shall not disqualify such director from being considered independent following termination of that employment;

•	the director or an immediate family member is a current partner of a firm that is Constellation Energy’s internal or external auditor;

•	the director is a current employee of a firm that is Constellation Energy’s internal or external auditor;

•

the director has an immediate family member who is a current employee of a firm that is Constellation Energy’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

the director or an immediate family member was at any time since January 1, 2005 (but is no longer) a partner or employee of a firm that is Constellation Energy’s internal or external auditor and personally worked on Constellation Energy’s audit within that time;

•

the director or an immediate family member, is, or has been at any time since January 1, 2005, employed as an executive officer of another company where any of Constellation Energy’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current executive officer or employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from (other than contributions to tax exempt organizations), Constellation Energy for property or services in an amount which, in any of the other company’s last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; or

•

the director has received, or has an immediate family member who has received, during any twelve-month period since January 1, 2005, more than $100,000 in direct compensation from Constellation Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); provided, however, that (i) compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer need not be considered and (ii) compensation received by an immediate family member for service as an employee of Constellation Energy (other than an executive officer) need not be considered.

The Board of Directors has determined that each member of the Board of Directors, other than Mr. Shattuck, who is the chief executive officer of Constellation Energy, has no material relationship with Constellation Energy and is independent under NYSE listing standards.

In determining that each member of the Board of Directors, other than Mr. Shattuck, is independent, the Board of Directors considered the following relationships, which it determined were immaterial and did not impair any director’s independence:

•

Constellation Energy, through its subsidiaries, has provided gas and electric services in the ordinary course of business during the past three years to Messrs. Becker, Crooke, Lawless and Sullivan and Dr. Hrabowski and to companies at which Messrs. Becker and Lawless and Dr. Hrabowski are or were officers. With respect to the services provided to the companies, the amounts paid by each company did not exceed 2% of such company’s consolidated gross revenues in any of the past three years.

•

Messrs. Brady, Crooke, Curtiss, Lawless, Skolds and Sullivan, Dr. Hrabowski, Ms. Berzin and Ms. Martin are non-management directors and trustees of other entities with which Constellation Energy has purchased and/or sold goods and services in the ordinary course of business during the past three years.

•

Messrs. Becker, Brady, Crooke, Lawless and Sullivan, Dr. Hrabowski and Ms. Martin are directors and/or executive officers of tax-exempt organizations to which Constellation Energy or its affiliates have made contributions during the past three years. These contributions did not exceed 2% of any such organization’s consolidated gross revenues in any of the past three years.

•

A subsidiary of Constellation Energy has paid fees to a law firm, of which Mr. Curtiss was a partner until April 2008, for legal services rendered in each of the past three years. The amounts paid did not exceed 2% of the law firm’s consolidated gross revenues in any of the past three years and Mr. Curtiss did not have a material direct or indirect interest in the relationship.

CORPORATE GOVERNANCE

The Board of Directors met nine times for regularly scheduled meetings in 2007. Each of the directors attended 75% or more of the total number of meetings of the Board of Directors and of any committees on which the director served, except for Mr. Becker, who attended 74% of such meetings.

The Board of Directors has adopted a policy which encourages each director to attend the annual meeting of shareholders. Ten of the eleven directors in office as of the date of the 2007 annual meeting of shareholders attended the meeting.

The Board of Directors has the following committees:

Executive Committee: This committee may exercise all of the powers of the Board of Directors, except that it may not authorize dividends or the issuance of stock (except in certain limited circumstances authorized by the Board of Directors), recommend to shareholders any action requiring shareholder approval, amend the bylaws, or approve mergers or share exchanges that do not require shareholder approval. The committee did not meet in 2007. Mr. Shattuck is Chairman, and Messrs. Crooke and Lawless are members.

Audit Committee: This committee oversees Constellation Energy’s auditing, accounting, financial reporting, risk management, corporate compliance and internal control functions as set forth in its charter. The committee also approves the services provided by Constellation Energy’s independent registered public accounting firm, and monitors and evaluates its performance, the fees paid, and the compatibility of the non-audit services provided by the firm with maintaining the firm’s independence. Each member of the committee is an “audit committee financial expert” as that term is defined in the applicable rules of the Securities and Exchange Commission (SEC), and “financially literate” as that term is defined in the listing standards of the NYSE. Mr. Brady currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Brady to effectively serve on the committee. The committee met eight times in 2007. Mr. Brady is Chairman, and Messrs. Crooke, de Balmann and Skolds and Ms. Berzin are members.

Committee on Nuclear Power: This committee monitors the performance and safety at Constellation Energy’s nuclear power plants. The committee met four times in 2007. Mr. Curtiss is Chairman, and Messrs. Crooke and Skolds, Ms. Lampton and Ms. Martin are members.

Compensation Committee: With respect to compensation and benefits matters, this committee is responsible for:

•	reviewing and recommending to the Board of Directors compensation for directors,

•	establishing total compensation for the chief executive officer and other executive officers,

•

reviewing and approving the goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of those goals and objectives and setting the chief executive officer’s compensation level based on this evaluation,

•	establishing the design of benefit plans in which directors and executive officers participate,

•	establishing and periodically reviewing policies concerning perquisites and fringe benefits for the chief executive officer and other executive officers,

•	approving the terms of any severance, change in control or employment contract for the chief executive officer and other executive officers,

•	reviewing and making recommendations to the Board of Directors with respect to executive incentive compensation plans and equity-based plans, and

•	approving and periodically reviewing director and executive officer stock ownership guidelines.

        This committee also reviews the recommendations of the chief executive officer for candidates for positions as executive officers of Constellation Energy and recommends candidates to the Board of Directors. The committee also oversees succession planning for the chief executive officer and senior management. The committee met six times in 2007. Mr. Lawless is Chairman, and Messrs. Becker and Sullivan, Dr. Hrabowski and Ms. Martin are members. Information on the roles of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation is provided under Compensation Discussion and Analysis and Director Compensation below.

Nominating and Corporate Governance Committee: This committee considers and recommends to the Board of Directors nominees for election as directors, including nominees recommended by shareholders. It oversees corporate governance, Board of Directors composition, annual evaluations of the Board of Directors and its committees, and committee structure, membership and functions. The committee periodically reviews Constellation Energy’s Corporate Governance

Guidelines and Principles of Business Integrity. The committee met four times in 2007. Mr. Sullivan is Chairman, and Messrs. Becker and Lawless, Dr. Hrabowski and Ms. Martin are members.

The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors under NYSE listing standards, SEC requirements and other applicable laws, rules and regulations.

Constellation Energy maintains on its website, www.constellation.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of its Corporate Governance Guidelines, Principles of Business Integrity, Corporate Compliance Program, Insider Trading Policy, Policy and Procedures with respect to Related Person Transactions and Information Disclosure Policy. Copies of these documents are also available in print upon request of Constellation Energy’s Corporate Secretary. The Principles of Business Integrity is a code of ethics which applies to all of our directors, officers and employees, including the chief executive officer, chief financial officer and chief accounting officer. Constellation Energy will post any amendments to, or waivers of, the Principles of Business Integrity applicable to its chief executive officer, chief financial officer or chief accounting officer on its website.

In addition, the Board of Directors has designated the Chairman of the Nominating and Corporate Governance Committee to act as its “Lead Director.” In that capacity, the current Chairman, Mr. Sullivan, has the following duties and authority:

•	presiding at all meetings of the Board of Directors where the Chairman of the Board of Directors is not present;

•	serving as a liaison between the Chairman of the Board of Directors and the independent directors;

•	approving information sent to the Board of Directors, and agendas and meeting schedules for Board of Directors meetings;

•	calling meetings of independent directors;

•	chairing executive sessions of the independent members of the Board of Directors; and

•	serving as contact for shareholder complaints (other than auditing/accounting complaints, for which the Chairman of the Audit Committee is the contact for shareholders).

Interested parties may communicate directly with Mr. Sullivan in his capacity as Lead Director by writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or by calling (877) 248-1476.

NOMINATIONS FOR DIRECTOR

The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, Constellation Energy and its shareholders. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next annual meeting of shareholders. The Board of Directors has adopted a policy whereby the Nominating and Corporate Governance Committee shall consider the recommendations of shareholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by Constellation Energy or otherwise suggested by the Board of Directors or management for director candidates recommended by the Board of Directors.

Constellation Energy’s Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellation.com, include the following criteria that are to be considered by the Nominating and Corporate Governance Committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•

Experience, including leadership experience in business or administrative activities; breadth of knowledge about issues affecting Constellation Energy and the industries/markets in which it operates; and the ability and willingness to contribute special competencies to Board of Directors activities.

•

Personal attributes, including unquestioned personal integrity; loyalty to Constellation Energy and concern for its success and welfare; willingness to criticize and to apply sound business ethics and independent judgment; awareness of the director’s role in Constellation Energy’s corporate citizenship responsibilities and image; availability for meetings and consultation on Constellation Energy matters; broad contacts with relevant business and political leaders; and willingness to assume broad stewardship responsibility on behalf of all constituents for the management of Constellation Energy.

•

Each Board of Directors member is expected to devote sufficient time to carrying out Board of Directors duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time.

•

Each Board of Directors member is expected to become a shareholder and have a financial stake in Constellation Energy. In this regard, directors are required to, within five years of the later of (a) October 23, 2004, or (b) their initial appointment as a director of Constellation Energy, own Constellation Energy stock or deferred stock units with a value equal to at least five times the amount of their annual cash retainer for service as a director.

•	Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, sex, sexual orientation, ancestry, national origin or disability.

Each of the nominees for director proposed by the Board of Directors is a current director of Constellation Energy, and, as discussed in Determination of Independence, all of them (other than Mr. Shattuck) have been determined by the Board of Directors to be independent under NYSE listing standards.

A shareholder who wishes to recommend to the Nominating and Corporate Governance Committee a nominee for director for the 2009 annual meeting of shareholders should submit the recommendation in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202 so it is received by March 1, 2009.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted a policy whereby any communications from shareholders of Constellation Energy to the Board of Directors shall be directed to Constellation Energy’s Corporate Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all shareholder communications that the Corporate Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.

A Constellation Energy shareholder who wishes to communicate to the Board of Directors may submit such communication in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or call (877) 248-1476.

RELATED PERSON TRANSACTIONS

During 2007, there were no related person transactions required to be reported under the applicable rules and regulations of the SEC.

Constellation Energy has adopted a Policy and Procedures with respect to Related Person Transactions, a copy of which is available on Constellation Energy’s website at www.constellation.com. This policy sets forth the review and approval requirements for transactions in which Constellation Energy will be a participant and any Constellation Energy director, director nominee, executive officer, other employee or greater than 5% beneficial owner of Constellation Energy common stock, or any immediate family member or any affiliated entity of such persons, has a direct or indirect interest.

Pursuant to this policy, any proposed transaction that would require disclosure under the SEC’s related person transaction disclosure requirements must be submitted to the Nominating and Corporate Governance Committee for consideration at the next committee meeting, or, if it is not practicable or desirable to wait until the next meeting, to the Chair of the Nominating and Corporate Governance Committee, who has delegated authority to act between committee meetings. No member of the Nominating and Corporate Governance Committee may participate in any consideration or approval of any related person transaction with respect to which such member or any of such member’s immediate family members is the related person.

The Nominating and Corporate Governance Committee or the Chair may approve only those related person transactions that are in, or are not inconsistent with, the best interests of Constellation Energy and its shareholders, as the Committee or the Chair determines in good faith. In making such a determination, the Nominating and Corporate Governance Committee or the Chair is required to consider all of the relevant facts and circumstances relating to the transaction including, but not limited to, the following:

•	the benefits to Constellation Energy;

•	if the transaction involves a director, a member of the director’s immediate family or entity affiliated with the director, the impact on the director’s independence;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties.

If Constellation Energy becomes aware of an ongoing related person transaction subject to the SEC’s related person transaction disclosure requirements that was not properly approved, it must be submitted to the Nominating and Corporate Governance Committee or the Chair for an evaluation of all the options, including ratification, amendment or termination. If the related person transaction has been completed, the Nominating and Corporate Governance Committee or the Chair must determine if rescission of the transaction is appropriate and request that Constellation Energy’s chief compliance officer determine the reason the transaction was not properly approved and whether any changes to the related person transaction approval policy and procedures are recommended.

The Chair must report to the Nominating and Corporate Governance Committee at the next Committee meeting any approval made by him pursuant to his delegated authority and the Committee must periodically report on its activities pursuant to the policy to the Board of Directors. Annually, the Committee reviews any previously approved related person transactions involving executive officers or directors that remain ongoing to determine if it remains in the best interests of Constellation Energy and its shareholders to continue the transaction.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of Constellation Energy’s responsibility relating to: (i) the integrity of Constellation Energy’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was last amended and restated by the Board of Directors in November 2006, a copy of which is available on Constellation Energy’s website at www.constellation.com. Management of Constellation Energy is responsible for the preparation, presentation and integrity of Constellation Energy’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We also have discussed with the independent registered public accounting firm such firm’s audit of the effectiveness of Constellation Energy’s internal control over financial reporting. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

James T. Brady, Chairman	Edward A. Crooke
Yves C. de Balmann	John L. Skolds
Ann C. Berzin

February 22, 2008

STOCK OWNERSHIP

Stock Ownership of Five Percent Beneficial Owners

As of March 5, 2008, to the knowledge of the Board of Directors, the only persons beneficially owning more than 5% of Constellation Energy voting securities were:

Name and address of beneficial owner	Title of class	Amount of beneficial ownership	Percent of class
Barclays Global Investors, NA1 45 Fremont Street San Francisco, CA 94105	Common Stock	12,040,662	6.67%
FMR LLC[2] 82 Devonshire Street Boston, MA 02109	Common Stock	11,711,297	6.48%
AXA Financial, Inc.[3] 1290 Avenue of the Americas New York, New York 10104	Common Stock	9,150,156	5.1%

[1]

According to Schedule 13G filed February 5, 2008, Barclays Global Investors, NA has disclosed that it, together with certain affiliated entities, directly or indirectly, has sole power to direct the vote of 10,328,797 shares and the sole power to direct the disposition of 12,040,662 shares.

[2]

According to Schedule 13G filed February 14, 2008, FMR LLC has disclosed that it, together with certain affiliated entities, directly or indirectly, has sole power to direct the vote of 1,563,475 shares and sole power to direct the disposition of 11,711,297 shares.

[3]

According to Schedule 13G filed February 14, 2008, AXA Financial, Inc. (AXA), a parent holding company, has disclosed that it, together with certain entities that control AXA, directly or indirectly, has sole power to direct the vote of 5,283,747 shares, shared power to vote 1,381,877 shares and sole power to direct the disposition of 9,150,156 shares.

Stock Ownership of Directors and Executive Officers

The following table shows as of March 5, 2008, the beneficial ownership of Constellation Energy common stock of each director, the named executive officers of Constellation Energy shown in the 2007 Summary Compensation Table, and all directors and executive officers as a group. If the individual participates in Constellation Energy’s long-term incentive plans, Shareholder Investment Plan or Employee Savings Plan, those shares are included. Each of the individuals listed in the table beneficially owned less than 1% of the outstanding shares of Constellation Energy common stock, except Mr. Shattuck, who beneficially owned approximately 1.1% of the outstanding shares. All directors and executive officers as a group beneficially owned approximately 2.4% of the outstanding shares of Constellation Energy common stock. None of them beneficially owned shares of any other class of our or any of our subsidiaries’ equity securities. The address of each executive officer and director is c/o Constellation Energy Group, Inc., 750 East Pratt Street, Baltimore, Maryland 21202.

Name	Beneficial Ownership (Shares of Common Stock)[1]		Deferred Stock Units[2]
Douglas L. Becker	3,350		11,339
Ann C. Berzin	-0-		1,304
James T. Brady	3,689		5,948
Thomas V. Brooks	813,312	[3]	29,633
John R. Collins	110,201	[3,4]	2,776
Edward A. Crooke	60,616		-0-
James R. Curtiss	3,621		14,733
Felix J. Dawson	153,548	[3]	9,717
Yves C. de Balmann	2,054		8,959
Freeman A. Hrabowski, III	3,665		12,444
Nancy Lampton	11,476	[5]	9,076
Robert J. Lawless	3,414		10,162
Lynn M. Martin	2,690		1,230
George E. Persky	141,194	[3,6]	9,717
Mayo A. Shattuck III	1,895,583	[3]	55,531
John L. Skolds	-0-		1,585
E. Follin Smith	529,136	[7]	-0-
Michael D. Sullivan	9,803		6,519
All Directors and Executive Officers as a group (24 individuals)	4,398,935	[3,8]

[1]	Amounts included in the Deferred Stock Units column are not included in this column.
[2]

For non-employee directors, deferred stock units represent the deferral of retainers and restricted stock awards in deferred stock units, as further described in Director Compensation. For executive officers, deferred stock units represent fully vested restricted stock units that provide for the issuance of shares of common stock to the executive officer one or five years after the grant date and are subject to restrictions on transfer until that time.

[3]

Includes the following shares that may be acquired upon exercise of stock options that are exercisable on or within 60 days after March 5, 2008: Mr. Brooks, 622,516 shares; Mr. Collins, 86,351 shares; Mr. Dawson, 72,890 shares; Mr. Persky, 67,890 shares; Mr. Shattuck, 1,668,024 shares; and all directors and executive officers as a group, 3,503,139 shares.

[4]	Includes 2,000 shares held by Mr. Collins’ children.
[5]	Includes 5,000 shares held by Hardscuffle, Inc. Ms. Lampton disclaims beneficial ownership of such securities.
[6]	Includes 674 shares held by Mr. Persky’s wife.
[7]	Beneficial ownership information for Ms. Smith is as of May 18, 2007, the date of her resignation.
[8]	Includes 124,360 shares held by a non-named executive officer that are pledged as security. Excludes shares beneficially owned by Ms. Smith as she is no longer an executive officer.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, we explain our general compensation philosophy for the executives named in the 2007 Summary Compensation Table, our named executive officers, as well as provide an overview and analysis of the different material elements of compensation that we provide our named executive officers. We have organized our discussion and analysis as follows:

•	First, we give a broad overview of our compensation philosophy, the objectives of our compensation program and what our compensation program is designed to reward.

•	Next, we discuss our use of compensation consultants and our approach to benchmarking the compensation for each of the named executive officers.

•

Finally, we describe each material element of compensation that we pay to our named executive officers, how we selected the various elements and amounts of compensation, and how decisions we make about one element of compensation fit into our overall compensation program and affect decisions regarding other elements of compensation.

Executive Compensation Objectives and Major Policies

Constellation Energy is an energy company that has a merchant energy business that includes (1) a power generation and development operation that owns, operates and maintains fossil and renewable generating facilities, (2) a nuclear generation operation that owns, operates and maintains nuclear generating facilities and oversees our new nuclear development activities, (3) a customer supply operation that provides energy products and services to wholesale and retail customers and (4) a global commodities business that manages generation, natural gas, coal and freight assets, provides risk management services and trades energy and energy related commodities. BGE, a regulated electric and gas public utility in central Maryland, is also a subsidiary of Constellation Energy. As a result of the multiple businesses, we face unique challenges in setting competitive compensation including determining appropriate benchmarks for the wide variety of duties performed by our named executive officers and establishing multiple methodologies for sizing short-term incentive pools. In addition, certain elements of compensation that make sense for some of our named executive officers are not necessarily the right tools to compensate and motivate other of our named executive officers. Accordingly, while the compensation packages of each of our named executive officers reflect our overall compensation philosophy and objectives, certain components of their compensation reflect that we have multiple businesses.

In general, executive compensation is highly leveraged so that executives are encouraged to and rewarded for achieving and exceeding metrics that support our corporate strategy. The compensation policies are designed to meet the following objectives:

•	maintain strong links between executive compensation and both short-term and long-term performance by:

➢

encouraging our executives to manage Constellation Energy in the long-term best interests of its shareholders by aligning their interests with our shareholders’ interests and rewarding them for sustained stock price appreciation and total shareholder return over a multiple year performance period, and

➢	rewarding our executives for successful achievement of earnings per share results consistent with investor expectations;

•	compete for, attract and retain highly motivated employees with outstanding skills who are best suited to drive our success over the long term; and

•	reflect the differences among our businesses.

To accomplish these objectives, the Compensation Committee, taking into account corporate, staff and business unit and individual performance, administers the compensation program so that:

•

A high proportion of our executive officers’ compensation is “at risk” in the form of short-term and long-term incentive opportunities. For example, for 2007, on average more than 90% of our named executive officers’ total direct compensation was at risk as set forth in the chart below.

Average Compensation Mix for Named Executive Officers*

*	Consists of base salary as of December 31, 2007, 2007 short-term incentive award paid in March 2008 and 2007 long-term incentive award granted in February 2007.

•

Generally speaking, executive base salaries are set at approximately the 50th percentile for comparable positions in the labor pool from which we recruit. Short-term cash incentive awards also are expected to approximate the 50th percentile in a year of good, but not exceptional, company and individual performance as determined by the Committee, and total cash compensation (i.e., base salary plus short-term incentives) should attain the top quartile of the market for exceptional individual and company performance as determined by the Committee. We use this approach because it allows Constellation Energy to provide competitive base salaries and short-term incentive awards that incent exceptional performance by virtue of the opportunity for higher incentive payments.

•

As discussed more fully below, long-term incentive award grants are normally designed such that the total direct compensation (i.e., base salary plus short-term plus long-term incentives) in a year of good but not exceptional performance as determined by the Committee is at about the 50th percentile of the market, and generally vest over a period of three years to provide significant retention incentives.

•

Typically nearly half of each executive officer’s annual total direct compensation is in the form of stock-based or stock-linked awards, such as stock options, restricted stock and performance units, so as to tie a significant portion of long-term compensation to stock price appreciation realized by all Constellation Energy shareholders.

Use of Compensation Consultants and Benchmarking

Overview

Constellation Energy administers compensation changes for all employees, including our named executive officers, on an annual basis. Each February, after performance results for the prior year are finalized and publicly announced and the business planning performance targets for the current year are complete, short- and long-term incentive payouts for the prior performance period are determined and base salary changes and long-term incentive grants are approved by the applicable authorized individuals. This administration schedule permits compensation decisions to be made within a reasonable time after disclosure of Constellation Energy’s annual earnings, so that an assessment of business unit and individual contributions to corporate performance can provide alignment of pay with performance. This schedule also facilitates the establishment of short- and long-term performance metrics that are consistent with Constellation Energy’s business plan objectives, including achievement of annual earnings per share results and long-term stock price growth expectations consistent with guidance communicated to shareholders at the beginning of the year.

Use of Compensation Consultants

Our Compensation Committee retains compensation consultants to assist the Committee in determining both the mix of compensation that we make available to our named executive officers and the amount of each element, taking into account the general goals of our compensation program. The compensation consultant also provides research and market data to the Compensation Committee. A representative of the compensation consultant generally attends meetings of the Compensation Committee and also communicates directly with the Compensation Committee Chair. For 2007 our Compensation Committee initially retained Hewitt Associates LLC (Hewitt). However, in light of the fact that Hewitt performed other non-executive compensation consulting services for Constellation Energy, in July 2007 our Compensation Committee retained Exequity LLP (Exequity) to replace Hewitt as the executive compensation consultant to the Committee. Exequity exclusively provides executive compensation consulting services to the Compensation Committee and no other consulting services to Constellation Energy.

Benchmarking

With assistance from the compensation consultants, our Compensation Committee has established the following peer groups to benchmark the components of the total direct compensation of our Chief Executive Officer and Chief Financial Officer:

•	a peer group of 15 energy companies (Energy Peers) that represents the group of companies that is used by management to evaluate operational and financial performance for non-compensatory purposes:

Allegheny Energy, Inc.*	Entergy Corporation	PPL Corporation
American Electric Power Company, Inc.	Exelon Corporation	Progress Energy, Inc.
Dominion Resources, Inc.	FirstEnergy Corporation	Public Service Enterprise Group, Inc.
Duke Energy Corporation	FPL Group Inc.	The Southern Company*
Edison International*	PG&E Corporation*	Sempra Energy

*	indicates companies added to the peer group in 2007

•	a broad group of over 225 companies (General Industry Peers) in Hewitt’s proprietary database of executive compensation practices which excludes companies from the financial, healthcare and retail industries. Use of data from a broad general industry is a leading benchmarking practice and provides a view of practices and trends outside of the energy industry.

In addition, in 2007, the Compensation Committee had used the following peer group of 41 companies (Selected Peers), which represented the market for executive talent across multiple functions and industries, to benchmark the components of the total direct compensation of our Chief Executive Officer and Chief Financial Officer:

Air Products and Chemicals, Inc.	Duke Energy Corporation	Lockheed Martin Corporation
American Electric Power Company Inc.	E. I. du Pont de Nemours and Company	Marriott International, Inc.
Archer-Daniels-Midland Company	Emerson Electric Co.	McCormick & Company, Inc.
Arrow Electronics, Inc.	Entergy Corporation	PPG Industries, Inc.
Bank of America Corporation	First Data Corporation	PPL Corporation
BellSouth Corporation	General Dynamics Corporation	Public Service Enterprise Group, Inc.
The Black & Decker Corporation	General Motors Corporation	Raytheon Company
Burlington Resources Inc.	Halliburton Company	Rohm and Haas Company
Capital One Financial Corporation	Hess Corporation	Sempra Energy
The CIT Group Inc.	Honeywell International Inc.	The Southern Company
Citigroup Inc.	International Business Machines Corporation	Sunoco, Inc.
ConAgra Foods, Inc.	Illinois Tool Works Inc.	Verizon Communications Inc.
Deere & Company	Ingersoll-Rand Company	Wachovia Corporation
Dominion Resources, Inc.	Johnson Controls, Inc.

Based on Exequity’s recommendation in October 2007, the Compensation Committee approved the discontinuation of the use of the Selected Peers.

The compensation consultants conducted market studies using compensation data from each of the peer group companies. They examined the pattern of compensation practices among the peer group companies and adjusted the benchmark data as they deemed necessary to reflect the pay level they expected the peer group companies to pay if they were Constellation Energy’s revenue size. The Compensation Committee reviewed the benchmark data at the 50th and 75th percentiles as a reference for determining the 2007 base salary, 2007 short-term incentive award and 2007 long-term incentive target award for Constellation Energy’s Chief Executive Officer and Chief Financial Officer.

In addition, for 2007, the Chief Executive Officer reviewed with the Compensation Committee the market data set forth below for the other named executive officers:

•

With respect to Messrs. Brooks, Dawson and Persky, Constellation Energy’s customer supply and global commodities businesses compete for executive talent with firms in the financial services industry. McLagan Partners, Inc. (McLagan) is a leading compensation consulting firm that focuses on the financial services industry. For these three executives, the Chief Executive Officer and the Compensation Committee reviewed data for 2006 base salary (which was adjusted using an annualized projected salary growth rate of 3.75% to September 1, 2007), short-term incentives and long-term incentives at the 50 th and 75th percentiles from McLagan’s Financial Futures and Commodities Survey for the Head of Commodities Business position, McLagan’s Investment Banking Survey for the Head of Investment Banking position and McLagan’s Fixed Income Sales and Trading Survey for the Overall Head of Fixed Income position. These data sources were used because the survey positions are representative of the duties of these Constellation Energy executives. The companies selected for comparison in these surveys included the following:

Bank of America Corporation	Credit Suisse Group	Lehman Brothers Inc.
Barclays Capital Group	Deutsche Bank AG	Merrill Lynch & Co. Inc.
Bear Stearns Companies, Inc.	Fortis Financial Services LLC	Morgan Stanley
BP America Inc.	Goldman Sachs Group Inc.	UBS AG
Citigroup, Inc.

•

For Ms. Smith, who served as Constellation Energy’s Chief Financial Officer and Chief Administrative Officer during part of 2007, they also reviewed survey data for 2006 base salary (which was adjusted using an annualized projected salary growth rate of 3.75% to September 1, 2007) and long-term incentives for top/chief financial officer jobs at companies with at least $10 billion of revenue published by Mercer Human Resource Consulting and Towers Perrin, for a chief financial officer and chief operating officer job published by Hewitt and for a chief operating officer job published by Mercer Human Resource Consulting, Towers Perrin and Hewitt, each at the 50th and 75th percentiles. For Ms. Smith and for Mr. Collins, who also served as Constellation Energy’s Chief Financial Officer during part of 2007, survey data from McLagan’s Finance and Business Services Survey for the Chief Financial Officer for short-term incentives at the 50th and 75th percentiles was reviewed by the Committee. The McLagan data was used because of the Chief Financial Officer’s oversight of the finance and accounting functions of Constellation Energy’s customer supply and global commodities businesses.

Material Elements of Compensation

We paid or provided the following elements of compensation to our named executive officers with respect to 2007:

•

Base salaries. To remain competitive for critical talent, while keeping a significant portion of an executive’s overall compensation “at risk,” we linked our base salaries to an average of the benchmark groups at approximately the 50th percentile of the benchmark for the peer groups. For 2007, each named executive officer’s base pay was at or below the 50th percentile of the applicable market.

•

Short-term incentives. We provided each of our named executive officers with the opportunity to earn an annual cash incentive award for 2007 performance under an Executive Annual Incentive Plan (AIP) that was approved by shareholders in May 2007. These awards are generally intended to qualify as performance based under Section 162(m) of the Internal Revenue Code.

➢

In February 2007, the funding mechanism for the pool from which the 2007 short-term incentives for Messrs. Shattuck and Collins and Ms. Smith were to be paid was established by management and reviewed with the Compensation Committee. The funding mechanism was based on achievement of earnings per share (EPS) goals, as adjusted to eliminate the effect of special items. We believe this view of adjusted EPS is consistent with how our investors view our business, and that adjusted EPS is an appropriate measure for these executives because of their company-wide responsibility. A target EPS of $4.33 was established for purposes of sizing the short-term incentive pool, which was within the EPS guidance that management communicated to Wall Street, and which represented 20% year-over-year earnings growth.

➢

The funding mechanism for the pool from which the 2007 short-term incentives for Messrs. Brooks, Dawson and Persky are paid is a function of multiple analyses, conducted following the end of the 2007 performance year, that are related to the global commodities business including (1) development of a proposed pool amount based on recommended short-term incentive payouts taking into account competitive labor market data for key positions, (2) the proposed short-term incentive pool amount relative to pre-tax, pre-short-term incentive income as compared to the market and (3) an assessment of the reasonableness of the proposed short-term incentive pool amount relative to value created, which is the sum of 2007 gross margin and future year gross margin originated less 2007 pre-short-term incentive operating costs.

At the Compensation Committee meeting in February 2008, the determination of the 2007 short-term incentive payouts to the Chief Executive Officer and other named executive officers was not based on specific formulas or performance targets but took into account the following material factors:

➢	The Chief Executive Officer presented to the Committee his proposed short-term incentive payouts for the other named executive officers.

➢

With respect to Messrs. Shattuck and Collins and Ms. Smith, Constellation Energy’s 2007 adjusted EPS of $4.60, as publicly reported, was well above the $4.33 EPS goal established at the beginning of the year and was slightly below the $4.65 upper end of guidance provided at the beginning of the year to Wall Street. Constellation Energy’s 2007 adjusted EPS represented 27% year-over-year growth which was more than three times the estimated energy peer group median. With respect to Messrs. Brooks, Dawson and Persky, the global commodities business demonstrated exceptional company performance, creating gross margin approximately 23% greater than the prior year and 22% higher than the gross margin projections set forth in the 2007 business plan.

➢

The Committee reviewed the benchmarking, survey and market data discussed above in Benchmarking. The Committee noted that certain of the proposed short-term incentive payouts would be within the top quartile of the relevant market, which was consistent with Constellation Energy’s performance which the Committee considered exceptional.

➢

The Committee considered and agreed with the individual assessments that the Chief Executive Officer presented to the Committee for each other named executive officer as well as the Chief Executive Officer’s self assessment. The Committee members also discussed their own assessment of each named executive officer’s performance noting in particular Mr. Collins’ successful transition to Chief Financial Officer and the performance of the customer supply and global commodities businesses which are overseen by Messrs. Brooks, Dawson and Persky.

➢

The Committee discussed the relative compensation and organizational roles and responsibilities of the named executive officers but did not make any adjustments to the proposed short-term incentive payouts as a result.

➢	The Committee determined that the short-term incentive payouts it approved for the executive officers were reasonable after reviewing the foregoing material factors.

➢	The Committee determined that the short-term incentive payouts are fully deductible under Section 162(m) of the Internal Revenue Code.

➢	As Ms. Smith resigned from the company in May 2007, her short-term incentive award was prorated based on the time she was employed during the year.

The short-term incentive payouts approved by the Compensation Committee are reflected in the Non-Equity Incentive Plan Compensation column in the 2007 Summary Compensation Table on page 28 and applicable footnotes and, to the extent applicable, the target payouts at the time of grant are reflected in the Grants of Plan-Based Awards table on page 31.

•

Long-term incentives. Traditionally, we have taken a portfolio approach to designing our long-term incentive programs, whereby multiple types of performance based awards comprise our annual grants. Our named executive officers have been provided the opportunity to earn long-term incentive awards under our shareholder-approved Executive Long-Term Incentive Plan as follows:

➢

50% of the total grant value in the form of stock options that reward for shareholder value creation, with delivered value tied solely to Constellation Energy’s equity performance and that provide for clear alignment of the interests of our executives with the interests of our shareholders, and

➢

50% of the total grant value in the form of performance units that are tied to Constellation Energy’s relative total shareholder return over the ensuing three years compared to energy company peers and that are denominated in cash, which also aligns executive and shareholder interests.

We benchmarked our grant mix of stock options and performance units and determined the mix is consistent with prevalent practices at other companies, which allows Constellation Energy to successfully attract and retain executive talent. These award vehicles provide significant retention value with stock options vesting each year on a ratable basis over a three-year period and performance units that vest at the end of a three-year performance period. These awards are generally intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code.

2005 – 2007 Long-Term Incentive Program. As disclosed in Constellation Energy’s Proxy Statement for the 2006 annual meeting of shareholders, the Compensation Committee previously granted to Messrs. Shattuck, Collins and Brooks and Ms. Smith performance units with a performance period that began January 1, 2005 and ended December 31, 2007. These grants are included in the Outstanding Equity Awards at Fiscal Year-End table on page 33. Based on Constellation Energy’s total shareholder return over the three-year period at the 100th percentile of the energy company peer group and in accordance with the terms governing the performance units at the time of their grant, maximum performance was achieved and cash payouts were made at the maximum 200% of target level.

2006 Long-Term Incentive Program. As a result of the proposed merger with FPL Group, our Compensation Committee concluded that it was not appropriate for us to grant stock options and/or performance units in 2006. Accordingly, in 2006 the Committee approved a cash award program which was paid out in March 2007 and 2008 and was reported in detail in last year’s proxy statement.

2007 – 2009 Long-Term Incentive Program. In 2007 the named executive officers each were granted awards under the long-term incentive program. The amounts of the awards approved by the Compensation Committee were based on the recommendation of the Chief Executive Officer for the other named executive officers and were at approximately the 50th percentile of the market consistent with Constellation Energy’s compensation philosophy. The awards consisted of stock options and performance units.

Stock options were granted on February 22, 2007 with an option price equal to the closing price per share of Constellation Energy common stock on the date of grant ($75.85).

Awards of performance units were made on February 22, 2007 for the three-year performance period that began January 1, 2007. Each performance unit is equivalent to one dollar ($1.00). The value of the performance unit award payouts is dependent on Constellation Energy’s total shareholder return for the three-year performance period relative to the total shareholder return of either investment grade large- and mid-cap companies in the Dow Jones Electricity and Multiutilities Indexes or companies in the S&P 500 Index. Performance units vest at the end of a three-year performance period and will be paid out in cash.

In connection with his promotion to Chief Financial Officer, Mr. Collins was granted additional options on July 19, 2007 with an option price of $95.10. These options vest and become exercisable over a three-year period beginning on February 22, 2008. He was also granted additional performance units that will vest at the end of the three-year performance period that began January 1, 2007.

The option grants and performance unit awards approved by the Compensation Committee are reflected in the Grants of Plan-Based Awards table on page 31.

•

Supplemental retirement benefits. Constellation Energy sponsors qualified defined benefit employee pension plans that cover most employees, including our named executive officers. In addition, any employee whose pension plan benefit is limited by Internal Revenue Code limitations (including any of our named executive officers) participates in the Benefits Restoration Plan. The purpose of this plan is to provide our named executive officers and other employees who are affected by Internal Revenue Code limitations with the opportunity to receive a pension benefit that bears a comparable ratio to their compensation as is provided to employees whose pensions are not limited by the Internal Revenue Code. This type of plan is prevalent among companies in the general industry and extending participation to our employees enhances the competitiveness of our overall compensation and benefits program.

As described in Pension Benefits beginning on page 36, Constellation Energy also provides Mr. Shattuck with additional supplemental retirement benefits that are designed to provide a competitive total compensation and benefits package to a select few executives. No new participants have been admitted to Constellation Energy’s supplemental retirement plan since early 2002. When Mr. Shattuck negotiated his initial employment package with Constellation Energy in 2001, this retirement benefit was critical to induce him to join Constellation Energy. The vesting provisions of the plan also provide a retention mechanism because to be eligible for the retirement benefit, the executive must be at least age 55 with 10 or more years of service at the date of employment termination. On February 21, 2008, the Compensation Committee approved a modification to the supplemental retirement plan to allow non-employee service to Constellation Energy, such as service as a director, to count toward the plan’s service requirement. Under the revised plan, Mr. Shattuck has been credited with an additional two years, six months of service for time served as a director prior to his appointment as President and Chief Executive Officer. He remains ineligible for benefits under this plan. This change resulted from negotiations with Mr. Shattuck, which also lead to the imposition of a $25,000 per month cap on long-term disability (“LTD”) benefits available to Mr. Shattuck. The cap reduced the total potential benefits to Mr. Shattuck under the LTD plan, as of December 31, 2007, from approximately $5.16 million to $600,000. Refer to Potential Post-Employment Payments beginning on page 39 for more information regarding the amount of Mr. Shattuck’s LTD benefit.

•

Deferred compensation. Constellation Energy sponsors a qualified 401(k) savings plan that covers most employees, including our named executive officers. Constellation Energy also sponsors a Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including our named executive officers, to defer the receipt of certain compensation including base salary and annual incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Constellation Energy qualified 401(k) savings plan. The Nonqualified Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps us attract and retain key talent.

•

Perquisites. Executive perquisites are discussed in the footnotes to the 2007 Summary Compensation Table. The Compensation Committee has provided the named executive officers the perquisites described in the 2007 Summary Compensation Table for a variety of different reasons depending on the perquisite. For example, the Committee believes that minimizing security concerns regarding the safety of the named executive far outweigh the costs of the security-related benefits provided to the executive during non-business time. The Committee also believes, with respect to travel-related expenses, that enhancing the work efficiency of the named executive during personal travel benefits Constellation Energy.

We also believe that the executive perquisites we provide are consistent in form and amount to those offered to executives at similar levels at companies with whom we compete for talent.

•

Employment, severance and other agreements. Constellation Energy has entered into change in control severance agreements with Messrs. Shattuck, Collins and Brooks. The purpose of these agreements is to ensure our executives will always work in the best interests of shareholders even if the executive knows that he or she may lose his or her job following a major corporate transaction and the practice of providing such agreements was found to be competitive among companies with whom we compete for talent. As explained further in Potential Post-Employment Payments beginning on page 39, in general, if an executive’s employment is terminated following a change in control transaction, he or she receives compensation and benefits essentially as if he or she had worked for up to an additional three years. The change in control events that trigger benefits and the benefit levels under the agreements are routinely benchmarked by Constellation Energy. In July 2007, using prevalency data for general industry and energy industry peers that was furnished by Exequity, the provisions of the agreements were compared to the terms of similar agreements provided to executives by the peer companies. Based on this review, the Committee determined not to make any changes to the agreements.

In connection with Ms. Smith’s May 2007 resignation from Constellation Energy, the company agreed to provide her with prorated payouts relating to her 2007 short-term incentive award and her outstanding long-term incentive awards, as well as accelerated vesting of a pro rata portion of her outstanding service-based restricted stock. The Compensation Committee agreed to these terms because they resulted in Ms. Smith being compensated only for the period during which she was employed and in exchange Ms. Smith agreed to provide consulting services to Constellation Energy until February 2008 and not to compete with Constellation Energy until May 2009. The terms of this arrangement are discussed in more detail in Resignation of Named Executive Officer section on page 45.

•

Other benefits. In addition to the material elements of compensation described above, each of our named executive officers also participates in health and welfare plans on terms and conditions substantially similar to those applicable to our other employees, including retiree medical coverage for our named executive officers who meet the criteria set forth in the applicable plans. On February 21, 2008, the Compensation Committee offered Mr. Shattuck access to medical, dental and vision coverage through Constellation Energy’s COBRA continuation program at his own expense for an unlimited time if he separates from employment prior to becoming eligible for the retiree health plan. If he is not eligible for the retiree health plan at the time of separation, the Compensation Committee agreed to provide Mr. Shattuck a one-time payment of approximately $19,000 at the time of separation that is equal to the present value of the retiree health subsidy he might have received had he met the retiree health plan’s eligibility criteria. This arrangement satisfies the understanding between Mr. Shattuck and Constellation Energy at the time of his appointment as President and Chief Executive Officer that he would have access to health coverage at the time of any separation. This payment is reflected in the Potential Post-Employment Payments table on page 44.

In 2007, the Compensation Committee capped the supplemental disability benefit at $25,000 per month after benchmarking the benefit against similar benefits provided by general industry companies. Previously, the benefit was not capped.

Stock Ownership and Hedging Policy

To more closely align the interests of our named executive officers with our shareholders, we require our named executive officers, to acquire and hold Constellation Energy stock with a value equal to established multiples of base salary:

• Chief Executive Officer	7 times base salary
• Chief Financial Officer	5 times base salary

Under the guidelines, Messrs. Brooks, Dawson and Persky are required to acquire holdings of Constellation Energy stock with a value equal to the average of their base salary plus annual incentive awards plus long-term incentive awards over the prior three years. Because the base pay for these executives represents a smaller percentage of their total compensation than our other executives, their ownership requirement also takes into account their incentive awards. Executives have until December 31, 2008 (the end of the fifth calendar year after the date the stock ownership requirements were implemented) to achieve applicable ownership levels.

Each named executive officer that was employed by Constellation Energy on December 31, 2007 is in compliance with the stock ownership requirements.

Under Constellation Energy’s Insider Trading Policy, employees including named executive officers are prohibited from selling securities of Constellation Energy “short” and from transacting in options, warrants, puts and calls or similar instruments on Constellation Energy’s securities.

Tax Policies

Policy concerning $1 million deduction limitation. Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to named executive officers, unless paid pursuant to a performance-based shareholder approved plan. We intend that most of the total direct compensation payable to the named executive officers (base salary, short-term incentive and long-term incentive) be deductible by Constellation Energy and much of the other compensation, such as the supplemental retirement plan, be paid at a time when not subject to the limitations of Section 162(m). While the Compensation Committee’s general intent is to design and administer the executive compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers, the Committee may award or pay some elements of compensation that are not deductible by reason of Section 162(m) in order to achieve its desired compensation objectives.

Policy concerning additional tax on nonqualified deferred compensation plan benefits. Constellation Energy’s compensation and benefit plans and arrangements have been designed and administered with the objective of not triggering the additional tax under Section 409A of the Internal Revenue Code.

2007 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)[4] (e)	Option Awards ($)[5] (f)	Non-Equity Incentive Plan Compensation ($)[6] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[7] (h)	All Other Compensation ($)[8] (i)	Total ($) (j)
Mayo A. Shattuck III Chairman, President and Chief Executive Officer, Constellation Energy	2007 2006	1,201,923 1,000,000	— —	3,044,292 7,252,948	3,103,095 760,032	5,500,000 10,800,000	934,000 —	120,386 245,689	13,903,697 20,058,669	[1] [1]
John R. Collins[2] Executive Vice President and Chief Financial Officer, Constellation Energy	2007	342,308		263,289	224,960	1,300,000	337,900	38,435	2,506,892
E. Follin Smith[3] Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Constellation Energy	2007 2006	286,978 560,577	— —	961,050 1,875,065	(88,852) 388,575	937,500 4,500,000	— 980,300	48,361 64,307	2,145,037 8,368,824
Thomas V. Brooks President, Constellation Energy Resources and Executive Vice President, Constellation Energy	2007 2006	262,116 250,000	— —	1,462,628 2,102,423	1,446,217 430,891	7,250,000 6,000,000	521,000 873,200	16,506 25,235	10,958,467 9,681,749
Felix J. Dawson Co-Chief Commercial Officer, Constellation Energy Resources and Senior Vice President, Constellation Energy	2007 2006	250,000 240,385	— —	1,003,486 1,105,630	1,134,233 3,704	5,500,000 7,800,000	47,800 23,900	30,503 31,988	7,966,022 9,205,607
George E. Persky Co-Chief Commercial Officer, Constellation Energy Resources and Senior Vice President, Constellation Energy	2007 2006	250,000 235,578	— —	1,003,486 1,105,630	1,134,233 3,704	6,500,000 7,825,000	28,200 24,600	33,427 30,320	8,949,346 9,224,832

Notes to 2007 Summary Compensation Table:

[1]

Under Constellation Energy’s executive compensation programs, Mr. Shattuck’s total compensation for 2007 was $14,822,309, which consisted of 2007 base salary, 2007 short-term incentive award payout, 2007 long-term incentive award grant, and the amount under the All Other Compensation column. Mr. Shattuck’s total compensation for 2006 was $14,045,689, which consisted of 2006 base salary, 2006 annual incentive award payout, 2006 long-term incentive award grant, and the amount under the All Other Compensation column.

[2]	Mr. Collins was appointed Chief Financial Officer in May 2007. He was not a named executive officer in 2006.
[3]	Ms. Smith resigned in May 2007.
[4]

For 2007 this column reflects the stock awards expense taken in 2007 in accordance with FAS 123R and as reported in Note 14 of Constellation Energy’s 2007 Form 10-K, but assuming no forfeitures. The table below summarizes, by year of grant, the 2007 expense amounts reported in the Stock Awards column for each named executive officer:

	Stock Awards 2007 Expense by Year of Grant ($)
Name	2004	2005	2006	2007	Total
M.A. Shattuck III	204,566	1,700,000	—	1,139,726	3,044,292
J.R. Collins	15,982	133,334	—	113,973	263,289
E.F. Smith	55,768	444,078	165,929	295,275	961,050
T.V. Brooks	76,712	673,587	—	712,329	1,462,628
F.J. Dawson	115,741	269,444	—	618,301	1,003,486
G.E. Persky	115,741	269,444	—	618,301	1,003,486

[5]

For 2007 this column reflects the option awards expense taken in 2007 in accordance with FAS 123R and as reported in Note 14 of Constellation Energy’s 2007 Form 10-K, but assuming no forfeitures. The table below summarizes, by year of grant, the 2007 expense amounts reported in the Option Awards column for each named executive officer:

	Option Awards 2007 Expense by Year of Grant ($)
Name	2004	2005		2006	2007	Total
M.A. Shattuck III	34,637	977,646		—	2,090,812	3,103,095
J.R. Collins	2,706	33,722		—	188,532	224,960
E.F. Smith	8,659	(97,511	)*	—	—	(88,852)
T.V. Brooks	12,989	126,473		—	1,306,755	1,446,217
F.J. Dawson	—	—		—	1,134,233	1,134,233
G.E. Persky	—	—		—	1,134,233	1,134,233

*	Represents reversal of prior period expense related to an option grant that was cancelled upon Ms. Smith’s resignation. The expense had been reported in the 2006 Summary Compensation Table.
[6]

The amounts in the Non-Equity Incentive Plan Compensation column for 2007 represent the short-term incentive award paid under the Executive Annual Incentive Plan (AIP) for the 2007 performance year. These awards and the performance criteria are discussed in more detail in the Grants of Plan-Based Awards Table.

[7]	Includes the annual change in the value of benefits under qualified and nonqualified pension plans.
[8]	Represents Constellation Energy’s matching contributions under its savings and nonqualified deferred compensation plans and perquisites and related tax gross-up. A breakdown of the amounts follows:

Name	Company Matching Contributions ($)	Long- Term Disability Plan Premium ($)8a	Perquisites and Tax Gross-Up ($)8b		Total ($)
M.A. Shattuck III	36,058	1,050	83,279	[8] [c]	120,386
J.R. Collins	7,010	—	31,425	[8][d]	38,435
E.F. Smith	7,212	444	40,705	[8][e]	48,361
T.V. Brooks	—	1,050	15,456	[8][f]	16,506
F.J. Dawson	6,846	1,050	22,607	[8][g]	30,503
G.E. Persky	6,819	1,050	25,558	[8][h]	33,427

8a	Constellation Energy’s payment to the executive for the premium cost of long-term disability coverage under the standard employee plan.
8b	Methodology used to calculate perquisite incremental costs follows:

Private transportation. A per hour cost of Constellation Energy employed drivers is calculated by taking the total driver compensation and dividing by the total hours worked in the year. The incremental cost for the executive’s personal use is determined by multiplying the total hours of personal trip time by the per hour cost. Incremental cost for third-party contract drivers is the total amount paid by Constellation Energy.

Aircraft. Constellation Energy owns a fractional interest in aircraft operated by a third party which are used for business travel by executives. The aircrafts were available for a total of 350 hours during 2007. A per passenger cost for each trip is calculated by taking the total of the variable aircraft costs (i.e., hourly aircraft charge, fuel charge, domestic segment fee and federal excise taxes) divided by the number of passengers. Only Ms. Smith used company aircraft for personal purposes during 2007.

Matching gifts. Constellation Energy matches gifts of up to $10,000 made by the named executive officer to accredited higher education institutions and charitable organizations.

All other perquisites. The total actual cost to Constellation Energy is reflected as incremental cost.

8c

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation, (ii) the actual cost to Constellation Energy for matching gifts, tax and financial planning, home security system, automobile allowance, parking, spouse travel and entertainment, and incidental entertainment at Constellation Energy sponsored events, and (iii) $8,920 of gross-up on taxable earnings for tax and financial planning.

8d

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation, (ii) the actual cost to Constellation Energy for matching gifts, tax and financial planning, home security system, automobile allowance, parking and personal use of club memberships, and (iii) $2,899 of gross-up on taxable earnings for club membership, home security, and tax and financial planning.

8e

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation and personal use of the aircraft, (ii) the actual cost to Constellation Energy for matching gifts, tax and financial planning, home security system, automobile allowance, parking and physical examination, and (iii) $1,586 of gross-up on taxable earnings for home security and tax and financial planning.

8f

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation, (ii) the actual cost to Constellation Energy for home security system, automobile allowance and parking, and (iii) $1,037 of gross-up on taxable earnings for home security system and spouse travel on aircraft.

8g

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation, and (ii) the actual cost to Constellation Energy for matching gifts, automobile allowance, parking, spouse meals and incidental entertainment at Constellation Energy sponsored events.

8h

Includes (i) the aggregate incremental cost to Constellation Energy for personal use of private transportation, (ii) the actual cost to Constellation Energy for matching gifts, home security system, automobile allowance, parking, spouse meals, incidental entertainment at Constellation Energy sponsored events and physical examination, and (iii) $721 of gross-up on taxable earnings for home security system.

Grants of Plan-Based Awards

As described in Compensation Discussion and Analysis, Constellation Energy granted cash-based and equity awards to the named executive officers under Constellation Energy’s short-term and long-term incentive plans. The following table sets forth the range of future payouts pursuant to awards granted in 2007.

		2007 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)[6]		Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
M.A. Shattuck III		—	5,500,000	[1]	—
	2/22/2007					2,000,000	4,000,000	8,000,000
	2/22/2007								26,566	[4]				2,000,000
	2/22/2007										293,040		75.85	4,000,000
J.R. Collins		—	400,000	[2]	—
	2/22/2007					112,500	225,000	450,000
	2/22/2007										16,480		75.85	225,000
	7/19/2007					87,500	175,000	350,000
	7/19/2007										8,990		95.10	175,000
E.F. Smith		—	312,500	[2]	—
	2/22/2007					104,167	208,333	416,667
	2/22/2007								6,641	[5]				500,000
	2/22/2007										109,890	[7]	75.85	1,500,000
T.V. Brooks		—	7,250,000	[1]	—
	2/22/2007					1,250,000	2,500,000	5,000,000
	2/22/2007										183,150		75.85	2,500,000
F.J. Dawson		—	5,500,000	[1]	—
	2/22/2007					1,085,000	2,170,000	4,340,000
	2/22/2007								16,736	[4]				1,260,000
	2/22/2007										158,970		75.85	2,170,000
G.E. Persky		—	6,500,000	[1]	—
	2/22/2007					1,085,000	2,170,000	4,340,000
	2/22/2007								16,736	[4]				1,260,000
	2/22/2007										158,970		75.85	2,170,000

Notes to 2007 Grants of Plan-Based Awards Table:

[1]

Since target amounts are not determinable, reflects actual 2007 AIP award payments made in March 2008 and reported in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table.

[2]

Represents target award opportunity. Threshold and maximum awards are not determinable. Actual award payments are reported in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table.

[3]

Reflects possible payout range of 2007 long-term incentive awards. Each unit is valued at $1.00. As discussed in Compensation Discussion and Analysis and Resignation of Named Executive Officer, Ms. Smith’s award is prorated based on her time employed during the performance period. The expense taken in 2007 in accordance with FAS 123R is reported in the Stock Awards column of the 2007 Summary Compensation Table. The performance measures are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year End table.

[4]

Represents stock units with a one year sales restriction granted on February 22, 2007. Units are valued at fair market value on February 22, 2007 ($75.85 closing price per share). The sales restriction lapsed on February 22, 2008 and the units were paid out in shares of common stock.

[5]

Represents shares of service-based restricted stock granted to Ms. Smith pursuant to her employment agreement. Shares are valued at fair market value on February 22, 2007 ($75.85 closing price per share). As discussed in Compensation Discussion and Analysis and Resignation of Named Executive Officer, Ms. Smith’s award is prorated based on her time employed during the vesting period. Upon her resignation, 927 shares vested immediately based on the number of months Ms. Smith was employed during the service period and the remaining unvested shares were cancelled.

[6]	Represents stock options which vest each year on a ratable basis over a three-year period beginning February 22, 2008.
[7]	As discussed in Compensation Discussion and Analysis and Resignation of Named Executive Officer, upon Ms. Smith’s resignation all unvested options were forfeited.

Outstanding Equity Awards at Fiscal Year-End

The market values in the table below are based on the closing price of Constellation Energy common stock on December 31, 2007 of $102.53 per share.

	Outstanding Equity Awards at December 31, 2007
	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: # Exercisable (b)		Number of Securities Underlying Unexercised Options: # Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[1] (i)	Equity Incentive Plan Awards: Market Value of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1] (j)
M.A. Shattuck III	184,773	[2]	—		—	39.63	02/26/2014	82,258	[10]	8,433,913	6,550,000	6,550,000
	222,807	[3]	111,403	[3]	—	50.96	02/24/2015
	975,487	[4]	—		—	58.33	02/05/2012
	75,874	[4]	—		—	58.33	02/26/2014
	—		293,040	[8]	—	75.85	02/22/2017
J.R. Collins	40,000	[5]	—		—	31.21	05/24/2012	2,764	[11]	283,393	600,000	600,000
	21,650	[2]	—		—	39.63	02/26/2014
	17,473	[3]	8,737	[3]	—	50.96	02/24/2015
	—		16,480	[8]	—	75.85	02/22/2017
	—		8,990	[9]	—	95.10	07/19/2017
E.F. Smith	—		—		—	—	—				812,500	812,500
T.V. Brooks	31,983	[6]	—		—	28.81	05/02/2013	38,221	[12]	3,918,799	3,250,000	3,250,000
	69,286	[2]	—		—	39.63	02/26/2014
	65,533	[3]	32,767	[3]	—	50.96	02/24/2015
	102,330	[4]	—		—	58.33	11/12/2011
	185,198	[4]	—		—	58.33	05/24/2012
	45,918	[4]	—		—	58.33	05/02/2013
	28,451	[4]	—		—	58.33	02/26/2014
	—		183,150	[8]	—	75.85	02/22/2017
F.J. Dawson	5,000	[7]	—		—	25.08	11/12/2011	40,186	[13]	4,120,271	2,170,000	2,170,000
	14,900	[6]	—		—	28.81	05/02/2013
			158,970	[8]	—	75.85	02/22/2017
G.E. Persky	14,900	[6]	—		—	28.81	05/02/2013	40,186	[13]	4,120,271	2,170,000	2,170,000
			158,970	[8]	—	75.85	02/22/2017

Notes to Outstanding Equity Awards Table:

[1]

Represents the target awards of performance units (each unit is worth $1) that were made for the three-year performance periods that began January 1, 2005 and January 1, 2007 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan. Grant values were for Mr. Shattuck: 2005 – $2,550,000 and 2007 – $4,000,000; for Mr. Collins: 2005 – $200,000 and 2007 – $400,000; for Mr. Brooks: 2005 – $750,000 and 2007 – $2,500,000. Messrs. Dawson and Persky received no performance units in 2005 and each received $2,170,000 in 2007. As discussed in the Compensation Discussion and Analysis and Resignation of Named Executive Officer, the performance units for Ms. Smith are prorated based on her time employed during the performance period. The performance units are paid out only if Constellation Energy meets performance objectives established by the Compensation Committee. The primary performance criterion is three-year total shareholder return (TSR) relative to investment grade large- and mid-cap companies in the combined Dow Jones Electricity and Multiutilities Indexes. If Constellation

Energy’s TSR is below a minimum threshold during the performance period, then Constellation Energy’s TSR will be measured against the TSR of investment grade companies in the S&P 500 Index. Constellation Energy’s actual 2005-2007 TSR performance resulted in a maximum payout of 200% of target grant amounts and the performance units were paid out in cash in March 2008.

[2]	Options were granted on February 26, 2004 and were fully vested as of February 26, 2007.
[3]

Represents unexercised options granted on February 24, 2005. The option grant vests and becomes exercisable in three equal annual installments beginning on February 24, 2006. See Potential Post-Employment Payments beginning on page 39 for a description of the treatment of the unvested options in the event that employment is terminated.

[4]

Represents unexercised replacement options granted on December 21, 2005 following the exercise of all vested options held by such executive officers at the request of the Compensation Committee for the purposes of minimizing the potential amount of excise taxes and tax gross-up payable by Constellation Energy on behalf of the executive officers pursuant to Section 4999 of the Internal Revenue Code. The number of replacement options is equal to the actual options exercised, less the number of shares of common stock actually delivered to the executive officer net of tax withholding. The replacement options were fully vested at grant and retained the expiration date of the options they replaced.

[5]	Options were granted on May 24, 2002 and were fully vested as of May 24, 2005.
[6]	Options were granted on May 2, 2003 and were fully vested as of May 2, 2006.
[7]	Options were granted on November 12, 2001 and were fully vested as of November 12, 2004.
[8]

Represents unexercised options granted on February 22, 2007. The option grant vests and becomes exercisable in three equal annual installments beginning on February 22, 2008. See Potential Post-Employment Payments beginning on page 39 for a description of the treatment of these options in the event that employment is terminated.

[9]

Represents unexercised options granted on July 19, 2007 in connection with Mr. Collins’ promotion to Chief Financial Officer. The option grant vests and becomes exercisable in three equal annual installments beginning on February 22, 2008. See Potential Post-Employment Payments beginning on page 39 for a description of the treatment of these options in the event that employment is terminated.

[10]

Represents 55,295 fully vested stock units granted on February 26, 2004 that are subject to transfer restriction until February 2009 and 26,963 fully vested stock units granted on February 22, 2007 that were subject to transfer restriction until February 2008.

[11]	Represents 2,764 fully vested stock units granted on February 26, 2004 that are subject to transfer restriction until February 2009.
[12]

Represents the following: (i) 8,714 shares of service-based restricted stock granted on February 24, 2005 (including reinvested dividend shares) that vested on February 24, 2008; (ii) 13,823 fully vested stock units that are subject to transfer restriction until February 26, 2009; and (iii) 15,684 fully vested stock units that are subject to transfer restriction until February 24, 2010.

[13]

Represents the following: (i) 13,524 shares of service-based restricted stock granted on February 24, 2005 (including reinvested dividend shares) that vested on February 24, 2008; (ii) 9,676 fully vested stock units that are subject to transfer restriction until February 26, 2009; and (iii) 16,986 fully vested stock units that were subject to transfer restriction until February 22, 2008.

Option Exercises and Stock Vested

The following table provides information regarding amounts realized by each named executive officer due to the vesting or exercise of equity compensation during the year.

	Option Exercises and Stock Vested in 2007
	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise(#) (b)		Value Realized On Exercise($) (c)	Number of Shares Acquired On Vesting(#) (d)		Value Realized on Vesting($) (e)
M.A. Shattuck III	—		—	50,000	[1]	3,430,750
J.R. Collins	10,000	[2]	696,599	—		—
E.F. Smith	404,523	[3]	16,725,019	17,384	[4]	1,436,371
T.V. Brooks	—		—	8,585	[5]	651,215
F.J. Dawson	—		—	36,727	[6]	3,168,800
G.E. Persky	—		—	36,727	[6]	3,168,800

Notes to Option Exercises and Stock Vested in 2007 Table (all values are based on the fair market value of Constellation Energy common stock on the exercise/vesting date):

[1]	Represents shares of service-based restricted stock that vested on January 2, 2007 (the shares were valued at $68.615).
[2]

Represents stock options that were exercised on December 6, 2007. The value realized is equal to the market price upon exercise ($100.87) less the option exercise price ($31.21) multiplied by the number of shares acquired.

[3]

Represents stock options that were exercised on May 22, 2007. The value realized is equal to the market price upon exercise ($94.805) less the option exercise price multiplied by the number of shares acquired. The options exercised on May 22 include the following: 21,113 options granted May 2, 2003 with an option exercise price of $28.81 per share; 46,193 options granted February 26, 2004 with an option exercise price of $39.63 per share; 65,533 options granted February 24, 2005 with an option exercise price of $50.96 per share; and 271,684 options granted December 21, 2005 with an option exercise price of $58.33 per share.

[4]

Represents the following: (i) 2,925 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 23, 2007 (the shares were valued at $75.285); (ii) 3,433 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2007 (the shares were valued at $75.855); (iii) 4,540 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 26, 2007 (the shares were valued at $75.855); and (iv) 6,486 shares of service-based restricted stock (including reinvested dividend shares) for which vesting was accelerated on May 21, 2007 as discussed in Compensation Discussion and Analysis and Resignation of Named Executive Officer (the shares were valued at $94.26).

[5]	Represents shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2007 (the shares were valued at $75.855).
[6]

Represents the following: (i) 13,324 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2007 (the shares were valued at $75.855); and (ii) 23,403 shares of service-based restricted stock (including reinvested dividend shares) that vested on June 1, 2007 (the shares were valued at $92.215).

Pension Benefits

Pension Equity Plan

The Pension Equity Plan is a tax qualified employee pension plan under which a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five years’ base pay plus annual incentive, but covered earnings may not exceed the Internal Revenue Service compensation limitations. The total service credit percentage is equal to the sum of the credit percentages based on the following formula – 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the Pension Equity Plan until a participant has at least three years of service. Benefits payable under the Pension Equity Plan are paid in periodic installments unless a participant elects a lump sum.

Benefits Restoration Plan

The Benefits Restoration Plan is a nonqualified employee pension plan. Benefits under the Benefits Restoration Plan accrue in accordance with the benefit formula of the Pension Equity Plan, but without regard to Internal Revenue Service compensation limitations. No benefits are available until a participant has at least three years of service. For Mr. Brooks, the short-term incentive included in covered earnings is capped at 200% of base pay with respect to short-term incentives paid beginning with the 2007 performance year. For Messrs. Dawson and Persky, the short-term incentive included in covered earnings is capped at $200,000 for all performance years. Lump sum benefits under the Benefits Restoration Plan will be offset by the benefits under the Pension Equity Plan, but will not be offset by Social Security.

As of December 31, 2007, Messrs. Brooks, Collins, Dawson, Persky and Shattuck were eligible to receive benefits under the Benefits Restoration Plan. If Mr. Shattuck terminates employment for any reason prior to meeting the eligibility requirements for benefits under the Senior Executive Supplemental Plan that is described below (i.e., before reaching age 55 with 10 or more years of vesting service or experiencing an entitlement event), he would be eligible to receive benefits under the Benefits Restoration Plan calculated in the manner described above. As of December 31, 2007, Mr. Shattuck’s Benefits Restoration Plan accrued benefit was $3,404,700 and is included in the “Supplemental Plan” amounts shown in the Pension Benefits table on page 37. Accrued benefits under the Benefits Restoration Plan for Messrs. Brooks, Collins, Dawson and Persky are reported in the Pension Benefits table.

Senior Executive Supplemental Plan

Mr. Shattuck participates in the Senior Executive Supplemental Plan (Supplemental Plan) which is a nonqualified employee pension plan. Under the Supplemental Plan, a participant must be at least age 55 with 10 or more years of vesting service to retire and be entitled to benefits. A participant who experiences an entitlement event is also eligible for benefits. Once a participant becomes entitled to benefits under the Supplemental Plan, benefits are in lieu of any benefits under the Benefits Restoration Plan. Benefits paid upon retirement before age 62 are reduced for early receipt. Mr. Shattuck’s normal retirement annuity benefit under the Supplemental Plan, which is available at age 62 with five or more years of vesting service, will be computed at 60% of covered earnings. At December 31, 2007, based on his current age of 53 and six years and two months of vesting service, Mr. Shattuck was not eligible for benefits under the Supplemental Plan as he did not meet the age and service requirements.

Covered earnings are equal to the average of the highest two of the last five years’ base pay amounts plus the average of the highest two of the last five years’ short-term incentive award amounts and are determined without regard to the Internal Revenue Service compensation limitations. Benefits payable under the Supplemental Plan are paid in periodic installments unless a participant elects a lump sum. Plan participants are entitled to a 50% survivor annuity benefit at no cost, which applies once a participant has vested in the qualified pension plan, regardless of whether the participant was eligible for a benefit under the Supplemental Plan. The benefits computed under the Supplemental Plan are offset by benefits under the Pension Equity Plan, but are not offset by Social Security.

Vesting of accrued benefits under the Supplemental Plan accelerates when any of the following events occur: employment termination, demotion or loss of benefit eligibility without cause; a change of control of Constellation Energy followed within two years by the executive’s demotion, employment termination or loss of benefit eligibility; or reduction of previously accrued benefits. As a result of such accelerated vesting, the executive would be entitled to a lump sum payout of the vested amount from the Supplemental Plan after employment termination as described in Potential Post-Employment Payments beginning on page 39.

The table below sets forth the present value of accumulated benefits as of December 31, 2007 for each of the named executive officers under the plans described above other than Ms. Smith who ceased to participate in the plans upon her resignation in May 2007. As of December 31, 2007, Mr. Shattuck was not vested in the Supplemental Plan.

	Pension Benefits
Name (a)	Plan Name (b)	Number of Years of Credited Service(#)[1] (c)	Present Value of Accumulated Benefit($)[2] (d)	Payments During Last Fiscal Year($) (e)
M.A. Shattuck III	Pension Equity Plan Supplemental Plan	6.2	178,300 22,794,200	—

	Total		22,972,500
J.R. Collins	Pension Equity Plan Benefits Restoration Plan	19.6	345,700 756,200	—

	Total		1,101,900
E.F. Smith[3]	Pension Equity Plan Benefits Restoration Plan		—	127,178 1,224,121

	Total			1,351,299
T.V. Brooks	Pension Equity Plan Benefits Restoration Plan	6.8	139,200 2,625,900	—

	Total		2,765,100
F.J. Dawson	Pension Equity Plan Benefits Restoration Plan	6.8	84,600 82,100	—

	Total		166,700
G.E. Persky	Pension Equity Plan Benefits Restoration Plan	6.8	73,700 68,200	—

	Total		141,900

Notes to Pension Benefits Table:

[1]

For all named executive officers, credited service is equal to actual years of service with Constellation Energy. In February 2008, the Compensation Committee approved a modification to the Supplemental Plan to allow non-employee director service to Constellation Energy to count toward the Supplemental Plan’s service requirement. As a result, Mr. Shattuck was credited with an additional two years and six months of service beginning in 2008. For more information see Supplemental Retirement Benefits in the Compensation Discussion and Analysis.

[2]

The present value of Mr. Shattuck’s Supplemental Plan benefits was calculated by converting an annuity payable at age 62 (earliest retirement age without reduction to benefit) to a lump sum as of December 31, 2007 using the same assumptions described in Note 7 of Constellation Energy’s 2007 Form 10-K which includes a discount rate of 6.25% and the applicable mortality table pursuant to Internal Revenue Service Revenue Ruling 2001-62. The Pension Equity Plan and Benefits Restoration Plan benefits are computed as lump sums that are immediately payable and there is no discounting required. However, since the Supplemental Plan benefits are offset for benefits payable from the Pension Equity Plan, Mr. Shattuck’s Pension Equity Plan lump sum amount was projected to age 62 using 4% interest (pursuant to the Pension Equity Plan) and then converted to an annuity using a discount rate of 6.25%.

[3]	Ms. Smith ceased to participate in the plans upon her resignation in May 2007 and vested accumulated benefits were distributed to her.

Nonqualified Deferred Compensation

Constellation Energy sponsors the Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including the named executive officers, to defer certain compensation including base salary and short-term incentive awards. Under the Plan, eligible employees may defer up to 15% of base salary below the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans), up to 85% of base salary above the Internal Revenue Service compensation limit and up to 100% of annual incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit using the same matching formula as under the Constellation Energy qualified 401(k) savings plan (match of 50% up to the first 6% of employee salary deferral).

Nonqualified Deferred Compensation Plan participants may elect to invest their plan account balances in investment options that substantially mirror the qualified employee 401(k) plan options. However, unlike the 401(k) plan, there is no option to invest in Constellation Energy common stock in the Nonqualified Deferred Compensation Plan.

Plan participants do not pay income taxes on amounts deferred, company contributions, or earnings thereon, until those amounts are distributed from the Nonqualified Deferred Compensation Plan. A participant’s benefits under the Nonqualified Deferred Compensation Plan always are fully vested and are payable after employment termination. Benefits are paid in a lump sum unless a participant elects annual installments.

The named executive officers’ Nonqualified Deferred Compensation Plan accounts are summarized below:

	Nonqualified Deferred Compensation
Name (a)	Executive Contributions in Last Fiscal Year($)[1] (b)	Company Contributions in Last Fiscal Year($)[2] (c)	Aggregate Earnings in Last Fiscal Year($) (d)	Aggregate Withdrawals/ Distributions During 2007($) (e)	Aggregate Balance as of 12/31/2007($)[3] (f)
M.A. Shattuck III	58,615	29,308	645,519	—	6,909,068
J.R. Collins	—	—	—	—	—
E.F. Smith	2,596	1,298	23,570	—	697,453	[4]
T.V. Brooks	—	—	—	—	—
F.J. Dawson	—	—	23,342	—	449,700
G.E. Persky	—	—	—	—	—

Notes to 2007 Nonqualified Deferred Compensation Table:

[1]	For Mr. Shattuck and Ms. Smith, the total amount of executive contributions is reflected in the Salary column of the 2007 Summary Compensation Table.
[2]	Company contributions are also included in the Company Matching Contributions column in footnote 8 to the 2007 Summary Compensation Table.
[3]

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in this proxy statement or in prior years’ proxy statements for those executives who were named executive officers in such prior years.

[4]	As discussed in Compensation Discussion and Analysis and Resignation of Named Executive Officer, in connection with Ms. Smith’s resignation, her entire plan balance was distributed in January 2008.

Potential Post-Employment Payments

Constellation Energy has entered into certain agreements and maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control transaction. Generally under our plans, a change in control is deemed to have occurred upon:

•

a change in the composition of the Board of Directors such that the existing Board or persons who were approved by two-thirds of directors or their successors on the existing Board no longer constitute a majority;

•	the acquisition by a person of 20% or more of Constellation Energy’s voting securities; or

•	the approval by shareholders of an acquisition or liquidation of Constellation Energy.

Employment Termination or Change in Control Scenarios

Voluntary/involuntary with cause. There would be no accelerated vesting or incremental payments if the named executive officer separates from service in this manner.

Involuntary without cause. Generally, if a named executive officer separates from service in this manner, he or she would receive a cash severance benefit, a pro rata cash payout of his or her short-term incentive award and a pro rata payout of certain outstanding service-based restricted stock and/or performance units. Computation of these benefits is described in more detail beginning on page 42.

Additionally, pursuant to the terms of the Supplemental Plan, separation in this manner is an entitlement event for Mr. Shattuck, and he would receive the net accrued supplemental benefit as of the date of the entitlement event. Without this entitlement event, no payment would be made until he was eligible to retire.

Change in control. Pursuant to the terms of Constellation Energy’s long-term incentive plans, vesting of outstanding equity awards will accelerate as described in Treatment of outstanding long-term incentive awards on page 42.

Change in control with qualifying termination. Each of Messrs. Shattuck, Collins and Brooks is a party to a change in control agreement with Constellation Energy.

If Mr. Shattuck’s employment terminates at any time during the two-year period following completion of a change in control transaction and it is a qualifying termination (which is termination of employment by Constellation Energy without cause or resignation by Mr. Shattuck with good reason), he would become entitled to receive the following additional payments and benefits:

•

a lump-sum cash severance payment equal to three times the sum of (i) his then-current annual base salary or his annual base salary at the time of the change in control transaction, whichever is higher, plus (ii) his average annual incentive bonus (calculated as the average of his two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control transaction or the date of termination of employment, whichever is higher);

•

a lump-sum cash payment in respect to enhanced supplemental retirement benefits under Constellation Energy’s Supplemental Plan, calculated as of the date of termination or change in control transaction, whichever is greater, by (a) waiving any age and service eligibility requirements, (b) using a deemed average annual incentive bonus amount in lieu of any other annual incentive bonus amount, (c) adding three years of executive level service to his actual service, and (d) for the purposes of computing the present value of the benefit that otherwise would be paid to him at age 62, adding three years to his age; and

•	health and life insurance benefits for three years and thereafter health coverage at prevailing retiree medical rates.

If Mr. Collins’ employment terminates at any time during the two-year period following completion of a change in control transaction and it is a qualifying termination, he would become entitled to the following additional payments and benefits:

•

a lump-sum cash severance payment equal to two times the sum of (i) his then-current annual base salary or his annual base salary at the time of the change in control transaction, whichever is higher, plus (ii) his average annual incentive bonus (calculated as the average of his two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control transaction or the date of termination of employment, whichever is higher);

•

a lump-sum cash payment in respect to enhanced supplemental retirement benefits under Constellation Energy’s Benefits Restoration Plan, calculated as of the date of termination or change in control transaction, whichever is greater, by (a) waiving any age and service eligibility requirements, (b) using a deemed average annual incentive bonus amount in lieu of any other annual incentive bonus amount, and (c) adding two years of executive level service to his actual service; and

•	health and life insurance benefits for two years and thereafter health coverage at prevailing retiree medical rates.

If Mr. Brooks’ employment terminates at any time during the two-year period following completion of a change in control transaction and it is a qualifying termination, Mr. Brooks would become entitled to a lump-sum cash severance payment equal to the lesser of $5,000,000 or two times the sum of (i) his then-current annual base salary or his annual base salary at the time of completion of the change in control transaction, whichever is higher, plus (ii) his average annual incentive bonus (calculated as the average of the two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control transaction or the date of termination of employment, whichever is higher).

If a named executive officer who is party to a change in control agreement would be subject to the excise tax as a result of Section 280G of the Internal Revenue Code, and is required to make a payment due to the application of this section, the named executive officer will receive a gross-up payment such that he or she is placed in the same after-tax position as if no excise tax had been imposed. In addition, Constellation Energy has the right to delay payments to comply with Section 409A of the Internal Revenue Code and the obligation to notify the named executive officer if a payment would be subject to Section 409A, as well as to negotiate reasonably and in good faith to amend the terms of the arrangements between the named executive officer and Constellation Energy to comply with Section 409A of the Internal Revenue Code. Constellation Energy has also agreed not to take actions (without the named executive officer’s written consent) that would expose any benefits or payments to the named executive officer to additional taxes under Section 409A of the Internal Revenue Code and to hold the named executive officer harmless for any action Constellation Energy may take in violation of these obligations.

Under the terms of their change in control agreements, the named executive officers would receive a grant of replacement options to purchase a number of shares of Constellation Energy common stock equal to the number of shares subject to options that the named executive officer holds and that are actually cancelled upon completion of a change in control transaction. The replacement options would be subject to the same vesting terms and expiration dates as options that were canceled, except that (a) the exercise price of the replacement options would be the higher of the exercise price of the canceled options or the fair market value of the Constellation Energy common stock at the time the replacement options are granted and (b) the replacement options would have the same vesting terms that the canceled options had prior to any vesting acceleration as a result of the change in control transaction. The replacement options would automatically vest if, within two years following the completion of a change in control transaction, Constellation Energy terminates the named executive officer’s employment without cause or the named executive officer resigns for good reason (in each case, as defined in the change in control agreement).

Messrs. Dawson and Persky, who are not parties to change in control agreements, would receive payments pursuant to the change in control provisions contained in benefit plans that address such an event. In general, they would receive a cash severance benefit, a pro rata cash payout of their annual incentive award and a payout of outstanding service-based restricted stock and/or performance units. Computation of these benefits is described in more detail below where the applicable provisions of the benefit plans are summarized.

Death. Generally, if a named executive officer terminates in this manner, the only incremental payments relate to life insurance benefits and outstanding long-term incentive awards.

Disability. Generally, if a named executive officer terminates in this manner, the only incremental payments relate to disability benefits and outstanding long-term incentive awards.

Normal retirement. None of the named executive officers are eligible for normal retirement as of December 31, 2007.

Early retirement. None of the named executive officers are eligible for early retirement as of December 31, 2007.

Benefit Plan Provisions Related to Employment Termination or Change in Control

Severance plan. The plan provides a cash severance benefit equal to two weeks of eligible pay per year of service with a minimum of 26 weeks and a maximum of 52 weeks. Eligible pay includes (i) the named executive officer’s then current weekly base salary, plus (ii) the named executive officer’s average annual incentive bonus (calculated as the average of the executive’s two most recent incentive bonus amounts paid) expressed as a weekly amount. The cash severance benefit is payable in biweekly installments. Since Messrs. Dawson and Persky are not parties to a change in control agreement, they would become entitled to a severance benefit under this plan upon a qualifying termination following a change in control transaction. Messrs. Shattuck, Collins and Brooks are not entitled to a severance benefit under this plan in the event of a change in control since they would receive a severance benefit pursuant to their change in control agreements.

Treatment of outstanding long-term incentive awards. The named executive officers have outstanding long-term incentive awards under Constellation Energy’s long-term incentive plans. These plans include provisions for treatment of outstanding awards under employment termination or change in control scenarios as summarized below. Refer to Resignation of Named Executive Officer on page 45 for a discussion of the treatment of certain outstanding long-term incentives awards of Ms. Smith following her resignation in May 2007, which may be different than the treatment described below.

Stock Options. Under most termination scenarios, unexercisable (unvested) options would be forfeited. Under a change in control with or without a qualifying termination, vesting would accelerate and unvested options would become exercisable and, under certain plans, paid out in cash.

Service-Based Restricted Stock. Under a termination that is voluntary or involuntary with cause, unvested awards would be forfeited. Under a termination that is involuntary without cause, awards would vest on a pro rata basis. Under a change in control with or without a qualifying termination, awards would vest immediately.

Performance Units. Under a termination that is voluntary or involuntary with cause, unvested performance units would be forfeited. Under a change in control with or without a qualifying termination, performance units would vest on a pro rata basis based on months of service during the performance period and the vested units would be paid out assuming maximum performance. Under other scenarios, performance units would vest on a pro rata basis, but would be paid out assuming target performance if actual performance through the termination date is at or above target.

Supplemental long-term disability plan. If the named executive officer elects disability insurance coverage under the standard employee disability insurance plan, he or she will be covered under the supplemental long-term disability plan for that part of eligible pay that exceeds $200,000 (which is the maximum eligible pay under the standard employee plan) based on the coverage level in the employee plan. Unlike the employee plan which provides tax-free benefits, the supplemental plan benefit is taxable. Beginning in 2007, the maximum benefit under this plan was capped at $25,000 per month.

In-service death benefit. In addition to the company-paid insurance offered under Constellation Energy’s employee life insurance program (one times base salary), the named executive officers are provided with a supplemental death-related benefit. If a named executive officer’s death occurs while an active employee, a lump sum payment equal to annualized base salary at the time of death grossed-up to cover federal and state income tax withholding will be paid to the executive’s beneficiary.

Health benefits. As discussed in Compensation Discussion and Analysis, the Compensation Committee agreed to provide Mr. Shattuck a one-time payment of approximately $19,000, which is equal to the present value of the retiree health subsidy he might have received had he met the retiree health plan’s eligibility criteria, if he is not eligible for retiree health coverage at the time of separation for any reason, which would include voluntary or involuntary termination, death or disability.

Supplemental benefits plan. Each executive is also entitled to personal financial, tax and estate planning benefits that continue during the year of death plus the next two calendar years. The planning benefit is grossed-up to cover federal and state income tax withholding.

The amount of incremental compensation payable to each named executive officer under the employment termination and change in control scenarios is summarized in the following table:

Potential Post-Employment Payments
	Cash Severance ($)[1]	Acceleration of Equity Awards ($)[2]	Enhanced Non-qualified Pension ($)[3]	Health and Welfare Benefits ($)[4]	Supplemental Disability Benefits ($)[5]	In Service Death Benefits ($)[6]	Perquisites ($)[7]	Tax Gross-up on Benefits/ Perquisites ($)[8]	280G Tax Gross-up ($)[9]
M.A. Shattuck III
Voluntary/Involuntary with cause	—	—	—	19,000	—	—	—	—	—
Involuntary without cause	3,000,000	6,448,148	25,034,000	19,000	—	—	—	—	—
Change in Control	—	21,358,589	—	—	—	—	—	—	—
Change in Control with qualifying termination	18,000,000	21,358,589	29,626,000	48,000	—	—	—	—	16,050,000
Death	—	6,448,148	—	19,000	—	1,250,000	30,000	1,017,600	—
Disability	—	6,448,148	—	19,000	600,000	—	—	—	—
J.R. Collins
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	1,038,462	534,815	—	—	—	—	—	—	—
Change in Control	—	1,910,072	—	—	—	—	—	—	—
Change in Control with qualifying termination	2,700,000	1,910,072	209,000	58,900	—	—	—	—	—
Death	—	534,815	—	—	—	400,000	30,000	341,850	—
Disability	—	534,815	—	—	600,000	—	—	—	—
T.V. Brooks
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	3,195,000	2,342,593	—	—	—	—	—	—	—
Change in Control	—	9,761,421	—	—	—	—	—	—	—
Change in Control with qualifying termination	5,000,000	9,761,421	—	—	—	—	—	—	—
Death	—	2,342,593	—	—	—	265,000	30,000	234,525	—
Disability	—	2,342,593	—	—	600,000	—	—	—	—
F.J. Dawson
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	2,750,000	731,370	—	—	—	—	—	—	—
Change in Control	—	5,704,060	—	—	—	—	—	—	—
Change in Control with qualifying termination	2,750,000	5,704,060	—	—	—	—	—	—	—
Death	—	731,370	—	—	—	250,000	30,000	222,600	—
Disability	—	731,370	—	—	600,000	—	—	—	—
G.E. Persky
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	3,000,000	731,370	—	—	—	—	—	—	—
Change in Control	—	5,704,060	—	—	—	—	—	—	—
Change in Control with qualifying termination	3,000,000	5,704,060	—	—	—	—	—	—	—
Death	—	731,370	—	—	—	250,000	30,000	222,600	—
Disability	—	731,370	—	—	—	—	—	—	—

(See Notes to table on next page)

Notes to Potential Post-Employment Payments Table:

[1]	Reflects cash payout of eligible pay calculated pursuant to the severance plan described on page 42 or the change in control agreements described beginning on page 40.
[2]

Reflects the value of equity where vesting is accelerated by the triggering event as described beginning on page 42. For stock options, this represents the in-the-money value and for stock awards, this represents the fair market value of shares using $102.53 (closing price per share of Constellation Energy common stock on December 31, 2007).

[3]

For involuntary termination without cause, reflects Mr. Shattuck’s accumulated benefits that are incremental to his vested Benefits Restoration Plan benefits described on page 36. Benefits are calculated using a discount rate of 4.49%. The discount rate is the average of the monthly 30 year treasury rates for July, August, and September 2007 less 0.50% pursuant to the provisions of the Supplemental Plan. For change in control with qualifying termination, the same assumptions are used except that the total benefit entitlement reflects three years added to age and service as of December 31, 2007.

[4]

Reflects the cost of continuation of health and dental benefits during the period specified in the change in control agreements. For Mr. Shattuck, also reflects lump sum payment toward health care costs in the event that Mr. Shattuck terminates prior to obtaining eligibility for retiree health.

[5]

Reflects the named executive officer’s estimated supplemental long-term disability benefit that is incremental to the standard employee long-term disability plan and which is capped at $25,000 per month. Value was estimated assuming continuation of eligible pay for 24 months.

[6]	In-service death benefit of one times base salary, as described on page 43.
[7]	Reflects estimate of three years of personal financial, tax and estate planning benefits that may be paid pursuant to the supplemental benefits plan described on page 43.
[8]	Reflects the tax gross-up on in-service death benefit and the tax gross-up on three years of personal financial, tax and estate planning benefits.
[9]

Assumes change in control with qualifying termination on December 31, 2007. Value of accelerated equity was determined using $102.53 (closing price per share of Constellation Energy common stock on December 31, 2007).

Resignation of Named Executive Officer

Under the terms of separation agreed to by Ms. Smith and Constellation Energy on May 18, 2007, Ms. Smith acted as a consultant to Constellation Energy until February 2008 to ensure an orderly transition and may not compete with Constellation Energy until May 2009. In exchange for these agreements and her prior service to Constellation Energy, Ms. Smith has received the following as of the date of this proxy statement:

2007 annual incentive award	$937,500	[1]
2005-2007 long-term incentive award	$1,208,334	[2]
2006 long-term incentive award	$1,328,125	[3]
Accelerated vesting of restricted stock	$611,370	[4]

[1]

Represents cash payment prorated for the number of months Ms. Smith was employed by Constellation Energy during 2007. This award is also disclosed in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table.

[2]

Represents cash payment prorated for the number of months Ms. Smith was employed by Constellation Energy during the performance period. This award is also disclosed in the Outstanding Equity Awards table.

[3]	Represents pro-rata payment of the 75% deferred portion of Ms. Smith’s 2006 cash-based long-term incentive award, which was disclosed in last year’s proxy statement.
[4]

Represents accelerated vesting of 6,486 shares of outstanding unvested service-based restricted stock prorated for the number of months Ms. Smith was employed during the applicable vesting period. The shares are valued at $94.26 per share, the average of the high and low price for the trading day prior to May 21, 2007, which is the date on which vesting was accelerated. These vested shares are also disclosed in the Option Exercises and Stock Vested table.

In addition, Ms. Smith will be entitled to receive any cash payment due under her 2007-2009 long-term incentive performance unit award, prorated for the number of months Ms. Smith was employed during the performance period. Any cash payment due Ms. Smith will be paid to her when such cash payment is generally paid to other Constellation Energy employees. This award is also disclosed in the 2007 Grants of Plan-Based Awards table.

Director Compensation

Constellation Energy does not pay directors who are also employees of Constellation Energy or its subsidiaries for their service as directors.

On a biannual basis, the Compensation Committee has retained Hewitt to benchmark our outside directors’ mix of compensation and amount of each element of compensation to the outside director compensation of various peer groups. In conformance with corporate governance best practices, for future director compensation benchmarking the Committee will retain Exequity because the firm exclusively provides executive compensation consulting services to the Committee and provides no other consulting services to Constellation Energy.

In the fall of 2006, Hewitt performed the biannual director compensation benchmark study using the following benchmark groups:

•	a peer group of 13 energy companies (Energy Peers);

•

a peer group of 41 companies (Selected Peers) that represent the market for director talent across multiple functions and industries (this group was recommended by Hewitt and Constellation Energy management and endorsed by the Compensation Committee because it represents well-managed companies in the market for director talent, and also includes energy companies and Baltimore area headquartered companies with which we also compete for director talent); and

•	a peer group of 14 companies (Cross-Board Peers) where Constellation Energy directors are or were either executives, consultants or board members.

Energy peers
Allegheny Energy, Inc.	Exelon Corporation	Public Service Enterprise Group Inc.
American Electric Power Company, Inc.	FirstEnergy Corporation	Sempra Energy
Dominion Resources Inc.	FPL Group, Inc.	TXU Energy Company LLC
Duke Energy Corporation	PPL Corporation
Entergy Corporation	Progress Energy, Inc.

Selected Peers
Air Products and Chemicals, Inc.	Duke Energy Corporation	Lockheed Martin Corporation
American Electric Power Company, Inc.	E. I. du Pont de Nemours and Company	Marriott International, Inc.
Archer-Daniels-Midland Company	Emerson Electric Co.	McCormick & Company, Incorporated
Arrow Electronics, Inc.	Entergy Corporation	PPG Industries, Inc.
Bank of America Corporation	First Data Corporation	PPL Corporation
BellSouth Corporation	General Dynamics Corporation	Public Service Enterprise Group Inc.
The Black & Decker Corporation	General Motors Corporation	Raytheon Company
Capital One Financial Corporation	Halliburton Company	Rohm and Haas Company
The CIT Group Inc.	Hess Corporation	Sempra Energy
Citigroup Inc.	Honeywell International Inc.	Sunoco, Inc.
ConAgra Foods, Inc.	Illinois Tool Works Inc.	The Southern Company
ConocoPhillips	Ingersoll-Rand Company Limited	Verizon Communications, Inc.
Deere & Company	International Business Machines Corporation	Wachovia Corporation
Dominion Resources Inc.	Johnson Controls, Inc.

Cross-Board Peers
Aether Holdings, Inc.	DNP Select Income Fund Inc.	Mercantile Bankshares Corporation
AT&T Corp.	Educate, Inc.	The Procter & Gamble Company
Bank of America Corporation	The Gap, Inc.	Ryder System, Inc.
Broadwing Corporation	Laureate Education, Inc.	T. Rowe Price Group, Inc.
Capital One Financial Corporation	McCormick & Company, Incorporated

At the request of the Compensation Committee, Hewitt reported the results of its benchmarking study to the Committee in February 2007. At that time, the Committee recommended and the board approved a proposal to change director compensation in 2007 by increasing the meeting fees from $1,250 to $1,500 per meeting and increasing the annual equity grant from $50,000 to $85,000 to more closely align the compensation for directors with the peer groups.

In 2007, non-employee directors received the following compensation:

•	$50,000 annual retainer, an additional $10,000 annual retainer for the audit committee chairman and an additional $5,000 annual retainer for each other committee chairman,

•	a common stock award with a value of approximately $85,000, which is subject to pro rata forfeiture if board service ceases during the year,

•	$1,500 fee for each meeting of the Board of Directors or a Board of Directors committee attended, and

•	reasonable travel expenses to attend meetings.

The following table sets forth a summary of the 2007 director compensation:

	Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)[3] (g)	Total ($) (h)
Douglas L. Becker	71,500	85,000	—	—	—	—	156,500
Ann C. Berzin[1]	—	—	—	—	—	—	—
James T. Brady	86,000	85,000	—	—	—	—	171,000
Edward A. Crooke	79,250	85,000	—	—	—	—	164,250
James R. Curtiss	88,750	85,000	—	—	—	—	173,750
Yves C. de Balmann	73,000	85,000	—	—	—	10,000	168,000
Freeman A. Hrabowski III	77,000	85,000	—	—	—	—	162,000
Nancy Lampton	77,750	85,000	—	—	—	—	162,750
Robert J. Lawless	83,500	85,000	—	—	—	—	168,500
Lynn M. Martin	88,750	85,000	—	—	—	1,000	174,750
John L. Skolds[2]	9,833	14,167	—	—	—	—	24,000
Michael D. Sullivan	83,500	85,000	—	—	—	—	168,500

Notes to 2007 Director Compensation Table:

[1]	Ms. Berzin joined the Board in February 2008.
[2]	Mr. Skolds joined the board in October 2007.
[3]	Includes all contributions made by Constellation Energy to accredited higher education institutions or charitable organizations under Constellation Energy’s matching gift program.

Stock awards granted to directors are fully vested at the end of the year of the grant. Therefore, at December 31, 2007, there are no outstanding unvested equity awards. The number of shares of Constellation Energy common stock and deferred stock units owned by each director is disclosed in Stock Ownership of Directors and Executive Officers on page 16.

Directors have the opportunity to elect to defer some or all of their retainers in deferred stock units or in a cash account, and to defer some or all of their fees in a cash account. Directors may also defer their common stock award in deferred stock units. Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock. The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes. At the end of their Constellation Energy board service, directors receive cash based on the value of their deferred stock units.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis beginning on page 17 with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2008 annual meeting of shareholders.

Robert J. Lawless, Chairman	Lynn M. Martin
Douglas L. Becker	Michael D. Sullivan
Freeman A. Hrabowski, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Constellation Energy’s directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Constellation Energy common stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the Constellation Energy directors and executive officers, all required filings were timely made in 2007, except that one Form 4 reporting a grant of stock options to Mr. Collins was filed late.

PROPOSAL NO. 2: RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2008

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify PricewaterhouseCoopers LLP as Constellation Energy’s independent registered public accounting firm for the year 2008 requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Constellation Energy for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has been Constellation Energy’s independent auditors since 1941. A member of PricewaterhouseCoopers LLP will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions. If the shareholders fail to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm, the Audit Committee will reconsider its selection.

Fees

Below is a breakdown of fees paid to PricewaterhouseCoopers LLP in 2006 and 2007:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2006	$8,417,214	$2,135,231	$235,000	$22,600
2007	$9,305,116	$873,717	$—	$8,130

For 2007, the Audit-Related Fees category includes fees incurred in connection with other services related to our annual audit and interim reviews including audits of unconsolidated entities in which we have an investment, audits of employee savings plans, due diligence for a business acquisition and services related to BGE regulatory matters. For 2006, this category includes fees incurred in connection with audits of unconsolidated entities in which we have an investment, services related to the proposed merger with FPL Group, and services related to the initial public offering of Constellation Energy Partners LLC. In 2006, the Tax Fees category consists of fees paid in connection with tax compliance services for Constellation Energy Partners LLC. The All Other Fees category consists of fees incurred in connection with the audit of the financial statements of Constellation Energy’s federal political action committee in 2006 and certain software subscriptions in 2006 and 2007.

Additionally, in 2007, $103,000 of fees were incurred in connection with audits of employee pension plans, which were paid by the pension plan trusts and not included in the table above.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Constellation Energy’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has adopted an Audit and Non-Audit Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. All services to be provided by the independent registered public accounting firm as well as the related fees must be pre-approved by the Audit Committee and all such services and fees were pre-approved in 2006 and 2007. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the Committee. In no event may pre-approval authority be delegated to Constellation Energy management. In the course of carrying out its responsibilities, the Audit Committee considers whether services proposed to be performed by the independent registered public accounting firm are consistent with the rules promulgated by the Securities and Exchange Commission on auditor independence. The Audit Committee also considers the independent registered public accounting firm’s familiarity with Constellation Energy’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Constellation Energy’s ability to manage or control risk or improve audit quality.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO CHARTER TO PROVIDE FOR INCREASE IN AUTHORIZED SHARES

Vote Required; Recommendation of the Board of Directors

This proposal will not be approved unless it receives the affirmative vote of a majority of the votes entitled to be cast on such proposal by holders of shares of Constellation Energy common stock. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Increase in Authorized Capital Stock

Constellation Energy’s charter currently authorizes the issuance of 275,000,000 shares of capital stock, of which 25,000,000 shares are classified as preferred stock, par value $0.01 per share, and 250,000,000 shares are classified as common stock, without par value. The purpose of the amendment to Constellation Energy’s charter is to increase the authorized shares of capital stock to 625,000,000, of which 25,000,000 shares are classified as preferred stock, par value $0.01 per share and 600,000,000 shares are classified as common stock, without par value. On February 22, 2008, the Board of Directors adopted a resolution authorizing the amendment, subject to shareholder approval.

As of April 28, 2008, the record date, there were             shares of common stock issued and outstanding, and another              shares were reserved for issuance pursuant to Constellation Energy’s equity compensation, employee benefit and shareholder investment plans.

Adoption of this proposal would permit the Board of Directors, without further approval of the shareholders (except as may be required by applicable law or stock exchange listing requirements), to issue additional shares of common stock from time to time as the Board of Directors may determine, for such consideration as the Board of Directors establishes. In addition to providing Constellation Energy with the ability to issue shares under its equity compensation, employee benefit and shareholder investment plans, the availability of additional shares of common stock would provide flexibility in structuring possible acquisitions of other businesses, enable Constellation Energy to raise additional equity capital if and when needed, and enable the Board of Directors, in its discretion, to declare stock splits or stock dividends in the future. The additional shares of common stock would enable us to act quickly in response to opportunities that may arise for these types of transactions, without the necessity of obtaining further shareholder approval, except as may be required by applicable law or stock exchange listing requirements. Constellation Energy has no present plans, arrangements, or understandings with respect to possible acquisitions or financings requiring the availability of additional authorized common stock. However, we review and evaluate potential capital-raising activities, strategic transactions and other fundamental corporate transactions on an on-going basis to determine if such transactions would be in the best interests of us and our shareholders, and any such transaction could involve the issuance of some or all of our authorized but unissued common stock.

The charter amendment may be viewed as having the possible effect of diluting the stock ownership of current shareholders to the extent that some or all of the additional authorized shares of common stock are issued in the future. In addition, the ability to issue additional shares of common stock could discourage, under certain circumstances, an unsolicited attempt by another person or entity to acquire control of Constellation Energy. Although the Board of Directors has no present intention of doing so, Constellation Energy’s authorized but unissued common stock could be issued in one or more transactions which would make a takeover of Constellation Energy more difficult or costly. Notwithstanding the above, the proposed charter amendment will ensure that Constellation Energy continues to have additional shares available for future issuance from time to time as approved by the Board of Directors for any proper corporate purpose, including those referenced above.

Effective Date of the Charter Amendment

If the charter amendment is adopted by the required vote of shareholders, the charter amendment will become effective when the Articles of Amendment to Constellation Energy’s charter, substantially in the form attached to this proxy statement as Annex A, are filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland. The Company anticipates that this filing will be made promptly following the Annual Meeting, or as soon as practicable thereafter.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR NEXT YEAR

For inclusion in next year’s proxy statement: Any Constellation Energy shareholder who desires to include a proposal in the proxy statement for the 2009 annual meeting must deliver it so that it is received by January 15, 2009. In addition, a shareholder must meet all requirements under the rules of the SEC necessary to have a proposal included in Constellation Energy’s proxy statement.

For presentation at the next annual meeting of shareholders: Under the Constellation Energy bylaws, any shareholder who wants to propose a nominee for election as a director or to present a proposal at the 2009 annual meeting must deliver it so it is received by March 1, 2009. However, if the date of the 2009 annual meeting is changed so that it is more than 30 days earlier or more than 60 days later than July 18, 2009, any such proposals must be delivered not more than 120 days prior to the 2009 annual meeting and not less than the later of (1) 90 days prior to the 2009 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2009 annual meeting.

Any proposals must be sent, in writing, to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202. Proposals will not be accepted by facsimile.

ANNEX A

FORM OF

CONSTELLATION ENERGY GROUP, INC.

ARTICLES OF AMENDMENT

CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the “Corporation”), hereby certifies that:

FIRST: The charter of the Corporation is hereby amended by deleting from the first sentence of paragraph (a) of Article SIXTH the words “The total amount of capital stock that the Corporation is authorized to issue is two hundred seventy-five million (275,000,000) shares, classified as follows:” and inserting in place thereof the following:

“The total amount of capital stock that the Corporation is authorized to issue is six hundred twenty-five million (625,000,000) shares, classified as follows:”

SECOND: The charter of the Corporation is hereby amended by deleting subparagraph (a)(ii) of Article SIXTH in its entirety and inserting in place thereof the following:

“(ii) the balance, six hundred million (600,000,000) shares, without par value, is Common Stock.”

THIRD: (a) Immediately before the amendment, the total number of shares of stock of all classes that the Corporation has authority to issue is 275,000,000, of which 25,000,000 are classified as Preferred Stock, par value $.01 per share, and 250,000,000 are classified as Common Stock, without par value.

(b) As amended, the total number of shares of stock of all classes that the Corporation has authority to issue is 625,000,000, of which 25,000,000 are classified as Preferred Stock, par value $0.01 per share, and 600,000,000 are classified as Common Stock, without par value.

(c) The aggregate par value of all shares of authorized stock of the Corporation that have par value before the amendment and as amended is $250,000. The amendment effects an increase of 350,000,000 shares of the authorized stock of the Corporation without par value.

(d) The amendments contemplated herein do not change the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of any classes of stock.

FOURTH: The amendments to the charter of the Corporation set forth in these Articles of Amendment were advised by the board of directors of the Corporation and approved by the stockholders of the Corporation in accordance with the provisions of the Maryland General Corporation Law and the Corporation’s charter and bylaws.

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

July 18, 2008

COMMON STOCK

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on July 18, 2008:

The Proxy Statement and 2007 Annual Report are available at

www.constellation.com/proxymaterials

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2009.					THE ELECTION OF DIRECTORS CONTINUED

		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

	Yves C. de Balmann	☐	☐	☐			Robert J. Lawless	☐	☐	☐

	Douglas L. Becker	☐	☐	☐			Lynn M. Martin	☐	☐	☐

	Ann C. Berzin	☐	☐	☐			Mayo A. Shattuck III	☐	☐	☐

	James T. Brady	☐	☐	☐			John L. Skolds	☐	☐	☐

	Edward A. Crooke	☐	☐	☐			Michael D. Sullivan	☐	☐	☐

	James R. Curtiss	☐	☐	☐		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐

	Freeman A. Hrabowski, III	☐	☐	☐		3.	APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.	☐	☐	☐

	Nancy Lampton	☐	☐	☐

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐		Please check this box if you plan to attend the meeting	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

Common Stock Proxy for Annual Meeting of Shareholders - July 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the annual meeting to be held on July 18, 2008, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any other business that properly comes before the annual meeting.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast “FOR” all director nominees, “FOR” Proposal 2 and “FOR” Proposal 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

July 18, 2008

CONSTELLATION ENERGY GROUP, INC.

REPRESENTED EMPLOYEE SAVINGS PLAN

FOR NINE MILE POINT

Please date, sign and mail

your voting instructions card

in the envelope provided as

soon as possible.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on July 18, 2008:

The Proxy Statement and 2007 Annual Report are available at

www.constellation.com/proxymaterials

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2009.					THE ELECTION OF DIRECTORS CONTINUED

		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

	Yves C. de Balmann	☐	☐	☐			Robert J. Lawless	☐	☐	☐

	Douglas L. Becker	☐	☐	☐			Lynn M. Martin	☐	☐	☐

	Ann C. Berzin	☐	☐	☐			Mayo A. Shattuck III	☐	☐	☐

	James T. Brady	☐	☐	☐			John L. Skolds	☐	☐	☐

	Edward A. Crooke	☐	☐	☐			Michael D. Sullivan	☐	☐	☐

	James R. Curtiss	☐	☐	☐		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐

	Freeman A. Hrabowski, III	☐	☐	☐		3.	APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.	☐	☐	☐

	Nancy Lampton	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐		Please check this box if you plan to attend the meeting	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Voting Instructions Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Represented Employee Savings Plan for Nine Mile Point (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on July 18, 2008, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by July 14, 2008.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE

REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Represented Employee Savings Plan for Nine Mile Point (the “Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on July 18, 2008, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by July 14, 2008, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2 and “FOR” Proposal 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

July 18, 2008

CONSTELLATION ENERGY GROUP, INC.

EMPLOYEE SAVINGS PLAN

Please date, sign and mail

your voting instructions card

in the envelope provided

as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on July 18, 2008:

The Proxy Statement and 2007 Annual Report are available at

www.constellation.com/proxymaterials

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2009.					THE ELECTION OF DIRECTORS CONTINUED

		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

	Yves C. de Balmann	☐	☐	☐			Robert J. Lawless	☐	☐	☐

	Douglas L. Becker	☐	☐	☐			Lynn M. Martin	☐	☐	☐

	Ann C. Berzin	☐	☐	☐			Mayo A. Shattuck III	☐	☐	☐

	James T. Brady	☐	☐	☐			John L. Skolds	☐	☐	☐

	Edward A. Crooke	☐	☐	☐			Michael D. Sullivan	☐	☐	☐

	James R. Curtiss	☐	☐	☐		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐

	Freeman A. Hrabowski, III	☐	☐	☐		3.	APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.	☐	☐	☐

	Nancy Lampton	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐		Please check this box if you plan to attend the meeting	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Voting Instructions Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Constellation Energy Group Employee Savings Plan (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on July 18, 2008, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by July 14, 2008.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE

CONSTELLATION ENERGY GROUP EMPLOYEE SAVINGS PLAN.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Constellation Energy Group Employee Savings Plan (“Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on July 18, 2008, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by July 14, 2008, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2 and “FOR” Proposal 3.

(Continued and to be signed on the reverse side)